Exhibit 10.1

Execution Copy

$6,000,000,000

CREDIT AGREEMENT

dated as of

November 18, 2011

among

Duke Energy Corporation

Duke Energy Carolinas, LLC

Duke Energy Ohio, Inc.

Duke Energy Indiana, Inc.
and

Duke Energy Kentucky, Inc.,
as Borrowers,

The Lenders Listed Herein,

Wells Fargo Bank, National Association,

as Administrative Agent,

and

Bank of America, N.A.

and

The Royal Bank of Scotland plc,

as Co-Syndication Agents

and

Bank of China, New York Branch

Barclays Bank PLC

Citibank, N.A.

Credit Suisse AG, Cayman Islands Branch

Industrial and Commercial Bank of China Limited, New York Branch

JPMorgan Chase Bank, N.A.

and

UBS Securities LLC,

as Co-Documentation Agents

Bank of China, New York Branch

Barclays Capital

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Industrial and Commercial Bank of China Limited, New York Branch

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

RBS Securities Inc.

UBS Securities LLC

and

Wells Fargo Securities, LLC,

Joint Lead Arrangers and Joint Bookrunners

i

ii

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01.	Basis for Determining Interest Rate Inadequate or Unfair	56
Section 8.02.	Illegality	57
Section 8.03.	Increased Cost and Reduced Return	57
Section 8.04.	Taxes	59
Section 8.05.	Base Rate Loans Substituted for Affected Euro-Dollar Loans	62
Section 8.06.	Substitution of Lender; Termination Option	63

ARTICLE 9
MISCELLANEOUS

Section 9.01.	Notices	64
Section 9.02.	No Waivers	65
Section 9.03.	Expenses; Indemnification	65
Section 9.04.	Sharing of Set-offs	66
Section 9.05.	Amendments and Waivers	66
Section 9.06.	Successors and Assigns	67
Section 9.07.	Collateral	70
Section 9.08.	Confidentiality	70
Section 9.09.	Governing Law; Submission to Jurisdiction	70
Section 9.10.	Counterparts; Integration	70
Section 9.11.	WAIVER OF JURY TRIAL	71
Section 9.12.	USA Patriot Act	71
Section 9.13.	Termination of Commitments Under Existing Credit Agreement	71
Section 9.14.	No Fiduciary Duty	72
Section 9.15.	Survival	72

COMMITMENT SCHEDULE
PRICING SCHEDULE
SCHEDULE I

EXHIBIT A -	Note
EXHIBIT B -	Opinion of Internal Counsel of the Borrower
EXHIBIT C -	Opinion of Special Counsel for the Borrower
EXHIBIT D -	Assignment and Assumption Agreement
EXHIBIT E -	Extension Agreement
EXHIBIT F -	Notice of Issuance
EXHIBIT G -	Approved Form of Letter of Credit
EXHIBIT H -	Form of Joinder
EXHIBIT I -	Progress Energy, Inc. Consent

iii

CREDIT AGREEMENT

AGREEMENT dated as of November 18, 2011 among DUKE ENERGY CORPORATION, DUKE ENERGY CAROLINAS, LLC, DUKE ENERGY OHIO, INC., DUKE ENERGY INDIANA, INC. and DUKE ENERGY KENTUCKY, INC., as Borrowers, the Lenders listed on the signature pages hereof, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, BANK OF AMERICA, N.A. and THE ROYAL BANK OF SCOTLAND PLC, as Co-Syndication Agents, and BANK OF CHINA, NEW YORK BRANCH, BARCLAYS BANK PLC, CITIBANK, N.A., CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, JPMORGAN CHASE BANK, N.A. and UBS SECURITIES LLC, as Co-Documentation Agents.

The parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  The following terms, as used herein, have the following meanings:

“Additional Lender” means any financial institution that becomes a Lender for purposes hereof pursuant to Section 2.17 or 8.06.

“Administrative Agent” means Wells Fargo in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and submitted to the Administrative Agent (with a copy to each Borrower) duly completed by such Lender.

“Affiliate” means, as to any Person (the “specified Person”) (i) any Person that directly, or indirectly through one or more intermediaries, controls the specified Person (a “Controlling Person”) or (ii) any Person (other than the specified Person or a Subsidiary of the specified Person) which is controlled by or is under common control with a Controlling Person.  As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any of the Administrative Agent, the Co-Syndication Agents or the Co-Documentation Agents.

“Aggregate Exposure” means, with respect to any Lender at any time, the aggregate amount of its Borrower Exposures to all Borrowers at such time.

“Agreement” means this Agreement as the same may be amended from time to time.

“Applicable Lending Office” means, with respect to any Lender, (i) in the case of its Base Rate Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

“Applicable Margin” means, with respect to Euro-Dollar Loans, Swingline Loans or Base Rate Loans to any Borrower, the applicable rate per annum for such Borrower determined in accordance with the Pricing Schedule.

“Appropriate Share” has the meaning set forth in Section 8.03(d).

“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Officer” means the president, the chief financial officer, a vice president, the treasurer, an assistant treasurer or the controller of the Borrower or such other representative of the Borrower as may be designated by any one of the foregoing with the consent of the Administrative Agent.

“Assignee” has the meaning set forth in Section 9.06(c).

“Availability Percentage” means, with respect to each Borrower at any time, the percentage which such Borrower’s Sublimit bears to the aggregate amount of the Commitments, all determined as of such time.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding (or any similar proceeding), or generally fails to pay its debts as such debts become due, or admits in writing its inability to pay its debts generally, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets appointed for it, or, in the good faith determination of the Administrative Agent (or, if the Administrative Agent is the subject of the Bankruptcy Event, the Required Lenders), has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such

Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day for which the same is to be calculated, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1% and (c) the LIBOR Market Index Rate plus 1%.  Each change in the Base Rate shall take effect simultaneously with the corresponding change in the rates described in clauses (a), (b) or (c) above, as the case may be.

“Base Rate Loan” means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

“Borrower” means each of Duke Energy Carolinas, Duke Energy Ohio, Duke Energy Indiana, Duke Energy Kentucky, the Company and, on and after the Second Effective Date, Progress Energy Florida and Progress Energy Carolinas.  References herein to “the Borrower” in connection with any Loan or Group of Loans or any Letter of Credit hereunder are to the particular Borrower to which such Loan or Loans are made or proposed to be made or at whose request and for whose account such Letter of Credit is issued or proposed to be issued.

“Borrower Exposure” means, with respect to any Lender and any Borrower at any time, (i) an amount equal to the product of such Lender’s Percentage and such Borrower’s Sublimit (whether used or unused) at such time or (ii) if such Lender’s Commitment shall have terminated, either generally or with respect to such Borrower, or if such Borrower’s Sublimit shall have been reduced to zero, the sum of the aggregate outstanding principal amount of its Loans (other than Swingline Loans) to such Borrower, the aggregate amount of its Letter of Credit Liabilities in respect of such Borrower and the amount of its Swingline Exposure in respect of such Borrower at such time.

“Borrower Maturity Date” means, with respect to any Revolving Credit Loan to any Borrower other than the Company, the first anniversary of the date of the Borrowing of such Revolving Credit Loan; provided that if the Borrower designates such Borrowing as long-term in its Notice of Borrowing, then the Borrower Maturity Date shall not be applicable thereto.

“Borrowing” has the meaning set forth in Section 1.03.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of each Issuing Lender and each Lender, as collateral for the Letter of Credit Liabilities, cash or deposit account balances, and “Cash Collateral” shall refer to such cash or deposit account balances.

“Change in Law” means the occurrence of any of the following after the date of this Agreement: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” after the date hereof regardless of the date enacted, adopted, issued or implemented.

“Co-Documentation Agents” means each of Bank of China, New York Branch, Barclays Bank PLC, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Industrial and Commercial Bank of China Limited, New York Branch, JPMorgan Chase Bank, N.A., and UBS Securities LLC, in its capacity as documentation agent in respect of this Agreement.

“Commitment” means (i) with respect to any Lender listed on the signature pages hereof, the amount set forth opposite its name on the Commitment Schedule as its Initial Commitment, which amount, subject to the conditions in Section 3.02, shall be increased by the amount set forth opposite its name on the Commitment Schedule as its Delayed Additional Commitment, and (ii) with respect to each Additional Lender or Assignee which becomes a Lender pursuant to Sections 2.17, 8.06 and 9.06(c), the amount of the Commitment thereby assumed by it, in each case as such amount may from time to time be reduced pursuant to Sections 2.08, 2.10, 8.06 or 9.06(c) or increased pursuant to Sections 2.17, 8.06 or 9.06(c).

“Commitment Schedule” means the Commitment Schedule attached hereto.

“Commitment Termination Date” means, for each Lender, November 18, 2016, as such date may be extended from time to time with respect to such Lender pursuant to Section 2.01(b) or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

“Company” means Duke Energy Corporation, a Delaware corporation.

“Connection Income Taxes” means, with respect to any Lender or Agent, taxes that are imposed on or measured by net income (however denominated), franchise taxes or branch profits taxes, in each case, imposed as a result of a connection (including any former connection) between such Lender or Agent and the jurisdiction imposing such tax (other than connections arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement or any Note, or sold or assigned an interest in any Loan, this Agreement or any Note).

“Consolidated Capitalization” means, with respect to any Borrower, the sum, without duplication, of (i) Consolidated Indebtedness of such Borrower, (ii) consolidated common equityholders’ equity as would appear on a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles, (iii) the aggregate liquidation preference of preferred or priority equity interests (other than preferred or priority equity interests subject to mandatory redemption or repurchase) of such Borrower and its Consolidated Subsidiaries upon involuntary liquidation, (iv) the aggregate outstanding amount of all Equity Preferred Securities of such Borrower and (v) minority interests as would appear on a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles.

“Consolidated Indebtedness” means, at any date, with respect to any Borrower, all Indebtedness of such Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided that Consolidated Indebtedness shall exclude, to the extent otherwise reflected therein, Equity Preferred Securities of such Borrower and its Consolidated Subsidiaries up to a maximum excluded amount equal to 15% of Consolidated Capitalization of such Borrower.

“Consolidated Subsidiary” means, for any Person, at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“Co-Syndication Agents” means each of Bank of America, N.A. and The Royal Bank of Scotland plc, in its capacity as syndication agent in respect of this Agreement.

“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund any portion of its Loans within two Domestic Business Days of the date required to be funded, (ii) fund any portion of its participations in Letters of Credit required to be funded by it hereunder within two Domestic Business Days of the date required to be funded or (iii) pay over to any Lender Party any other amount required to be paid by it hereunder within two Domestic Business Days of the date required to be paid, unless, in the case of clause (i) or (iii) above, such Lender notifies the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Domestic Business Days after request by the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement unless such Lender notifies the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) and the Company of such certification in form and substance satisfactory to the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) and the Company, or (d) has become (or has a direct or indirect Parent that has become) the subject of a Bankruptcy Event.  Any determination by the Administrative Agent (or, if the Administrative Agent is the Defaulting Lender, the Required Lenders) that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Company and each Lender.

“Delayed Additional Commitments” means the incremental amounts of Commitments so identified in the Commitment Schedule.

“Domestic Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the State of North Carolina are authorized by law to close.

“Domestic Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Administrative Agent.

“Duke Energy Carolinas” means Duke Energy Carolinas, LLC, a North Carolina limited liability company.

“Duke Energy Carolinas Mortgage” means the First and Refunding Mortgage between Duke Energy Carolinas and JPMCB, as successor trustee, dated as of December 1, 1927 as amended or supplemented from time to time.

“Duke Energy Indiana” means Duke Energy Indiana, Inc., an Indiana corporation.

“Duke Energy Indiana First Mortgage Trust Indenture” means the first mortgage trust indenture, dated as of September 1, 1939, between Duke Energy Indiana and Deutsche Bank National Trust Company, as successor trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Duke Energy Kentucky” means Duke Energy Kentucky, Inc., a Kentucky corporation.

“Duke Energy Kentucky First Mortgage Trust Indenture” means the first mortgage trust indenture, dated as of February 1, 1949, between Duke Energy Kentucky and The Bank of New York (successor to Irving Trust Company), as trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Duke Energy Ohio” means Duke Energy Ohio, Inc., an Ohio corporation.

“Duke Energy Ohio First Mortgage Trust Indenture” means the first mortgage trust indenture, dated as of August 1, 1936, between Duke Energy Ohio and The Bank of New York (successor to Irving Trust Company), as trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Endowment” means the Duke Endowment, a charitable common law trust established by James B. Duke by Indenture dated December 11, 1924.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

“Equity Preferred Securities” means, with respect to any Borrower, any trust preferred securities or deferrable interest subordinated debt securities issued by such Borrower or any Subsidiary or other financing vehicle of such Borrower that (i) have an original maturity of at least twenty years and (ii) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to the first anniversary of the latest Commitment Termination Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Group” means, with respect to any Borrower, such Borrower and all other members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Euro-Dollar Business Day” means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

“Euro-Dollar Lending Office” means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Administrative Agent.

“Euro-Dollar Loan” means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

“Euro-Dollar Rate” means a rate of interest determined pursuant to Section 2.06(b) on the basis of a London Interbank Offered Rate.

“Euro-Dollar Reference Lenders” means the principal London offices of Bank of America, N.A., The Royal Bank of Scotland plc and Wells Fargo.

“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.16.

“Event of Default” has the meaning set forth in Section 6.01.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 28, 2007, among the Company, Duke Energy Carolinas, Duke Energy Ohio, Duke Energy Indiana, Duke Energy Kentucky, the banks party thereto, and Wachovia Bank, National Association, as administrative agent, as amended by Amendment No. 1 dated as of March 10, 2008.

“Existing Duke Letter of Credit” means each letter of credit outstanding under the Existing Credit Agreement on the Initial Effective Date.

“Existing Progress Credit Agreements” means (i) the Credit Agreement dated as of October 15, 2010 among Progress Energy Florida, as borrower, Bank of America, N.A., as administrative agent, and the lenders party thereto, (ii) the Credit Agreement dated as of October 15, 2010 among Progress Energy Carolinas, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto, and (iii) the Existing Progress Parent Credit Agreement.

“Existing Progress Letter of Credit” means each letter of credit outstanding under the Existing Progress Parent Credit Agreement or the Existing Progress Parent LC Facility on the Second Effective Date.  Schedule I sets forth a schedule of the letters of credit which are expected to be Existing Progress Letters of Credit.

“Existing Progress Parent Credit Agreement” means the Credit Agreement dated as of May 3, 2006, as amended and modified, among Progress Energy, Inc., as borrower, Citibank, N.A., as administrative agent, and the lenders party thereto, as amended.

“Existing Progress Parent LC Facility” means the Letter of Credit Agreement dated as of July 1, 2011, as amended and modified, between Progress Energy, Inc., as borrower, and Wells Fargo, as issuer.

“Facility Fee Rate” means, with respect to any Borrower, the applicable rate per annum for such Borrower determined in accordance with the Pricing Schedule.

“FATCA” has the meaning set forth in Section 8.04(a).

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” means any international, foreign, federal, state, regional, county, local or other governmental or quasi-governmental authority.

“Group of Loans” means at any time a group of Loans consisting of (i) all Loans to the same Borrower which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans to the same Borrower having the same Interest Period at such time; provided that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been if it had not been so converted or made.

“Hedging Agreement” means for any Person, any and all agreements, devices or arrangements designed to protect such Person or any of its Subsidiaries from the fluctuations of interest rates, exchange rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, commodity swap agreements, forward rate currency or interest rate options, puts and warrants.  Notwithstanding anything herein to the contrary, “Hedging Agreements” shall also include fixed-for-floating interest rate swap agreements and similar instruments.

“Increased Commitments” has the meaning set forth in Section 2.17.

“Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services purchased (excluding current accounts payable incurred in the ordinary course of business), (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (iv) all indebtedness under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (v) the face amount of all outstanding letters of credit issued for the account of such Person (other than letters of credit relating to indebtedness included in Indebtedness of such Person pursuant to another clause of this definition) and, without duplication, the unreimbursed amount of all drafts drawn thereunder, (vi) indebtedness secured by any Lien on property or assets of such Person, whether or not assumed (but in any event not exceeding the fair market value of the property or asset), (vii) all direct guarantees of Indebtedness referred to above of another Person, (viii) all amounts payable in connection with mandatory redemptions or repurchases of preferred stock or member interests or other preferred or priority equity interests and (ix) any obligations of such Person (in the nature of principal or interest) in respect of acceptances or similar obligations issued or created for the account of such Person.

“Indemnitee” has the meaning set forth in Section 9.03.

“Initial Commitments” means the initial amounts of Commitments so identified in the Commitment Schedule.

“Initial Effective Date” means the date on which this Agreement becomes effective pursuant to Section 3.01.

“Initial Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below:

Borrower	Initial Sublimit
Company (on the Initial Effective Date)	$1,250,000,000
Company (on the Second Effective Date)	$1,750,000,000
Duke Energy Carolinas	$1,250,000,000
Duke Energy Ohio	$700,000,000
Duke Energy Indiana	$700,000,000
Duke Energy Kentucky	$100,000,000
Progress Energy Carolinas	$750,000,000
Progress Energy Florida	$750,000,000

“Interest Period” means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in an applicable Notice of Interest Rate Election and ending one, two, three or six, or, if deposits of a corresponding maturity are generally available in the London interbank market, nine or twelve, months thereafter, as the Borrower may elect in such notice; provided that:

(a)       any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

(b)      any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month;

provided further that no Interest Period applicable to any Loan of any Lender may end after such Lender’s Commitment Termination Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Investment Grade Status” exists as to any Person at any date if all senior long-term unsecured debt securities of such Person outstanding at such date which had been rated by S&P or Moody’s are rated BBB- or higher by S&P or Baa3 or higher by Moody’s, as the case may be, or if such Person does not have a rating of its long-term unsecured debt securities, then if the corporate credit rating of such Person, if any exists, from S&P is BBB- or higher or the issuer rating of such Person, if any exists, from Moody’s is Baa3 or higher.

“Issuing Lender” means (i) each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, JPMorgan Chase Bank, N.A., The Royal Bank of Scotland plc, UBS AG, Stamford Branch, and Wells Fargo, and (ii) any other Lender that may agree to issue letters of credit hereunder, in each case as issuer of a Letter of Credit hereunder.  No Issuing Lender shall be obligated to issue any Letter of Credit hereunder if, after giving effect thereto, the aggregate Letter of Credit Liabilities in respect of all Letters of Credit issued by such Issuing Lender hereunder would exceed (i) in the case of each Issuing Lender named in clause (i) above, $125,000,000 (as such amount may be modified from time to time by agreement between the Company and such Issuing Lender) or (ii) with respect to any other Issuing Lender, such amount (if any) as may be agreed for this purpose from time to time by such Issuing Lender and the Company.  For avoidance of doubt, the limitations in the preceding sentence are for the exclusive benefit of the respective Issuing Lenders, are incremental to the other limitations specified herein on the availability of Letters of Credit and do not affect such other limitations.

“Joinder Agreement” means a joinder agreement between each Progress Borrower and the Administrative Agent in substantially the form of Exhibit H.

“Lender” means each bank or other financial institution listed on the signature pages hereof, each Additional Lender, each Assignee which becomes a Lender pursuant to Section 9.06(c), and their respective successors.  Each reference herein to a “Lender” shall, unless the context otherwise requires, include the Swingline Lender and each Issuing Lender in such capacity.

“Lender Party” means any of the Lenders, the Issuing Lenders and the Agents.

“Letter of Credit” means a stand-by letter of credit issued or to be issued hereunder by an Issuing Lender in accordance with Section 2.15, including the Existing Duke Letters of Credit and, on and after the Second Effective Date, the Existing Progress Letters of Credit.

“Letter of Credit Liabilities” means, for any Lender and at any time, such Lender’s ratable participation in the sum of (x) the amounts then owing by all Borrowers in respect of amounts drawn under Letters of Credit and (y) the aggregate amount then available for drawing under all Letters of Credit.

“LIBOR Market Index Rate” means, for any day, the rate for one month U.S. dollar deposits as appears on the display designated as Page LIBO on the Reuters Screen (or such other page as may replace such page on such service, or on another service designated by the British Bankers’ Association for the purpose of displaying the rates at which U.S. dollar deposits are offered by lending banks in the London interbank deposit market), determined as of 11:00 a.m. London time, for such day; or if such day is not a Euro-Dollar Business Day, for the immediately preceding Euro-Dollar Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation.)

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.  For the purposes of this Agreement, any Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means a Revolving Credit Loan or a Swingline Loan; provided that Swingline Loans shall be subject to only those provisions of Article 2 which are specifically made applicable to Swingline Loans.

“London Interbank Offered Rate” has the meaning set forth in Section 2.06(b).

“Long-Dated Letter of Credit” means a Letter of Credit having an expiry date later than the fifth Domestic Business Day prior to the Commitment Termination Date of the Issuing Lender.

“Material Debt” means, with respect to any Borrower, Indebtedness of such Borrower or any of its Material Subsidiaries in an aggregate principal amount exceeding $150,000,000.

“Material Plan” has the meaning set forth in Section 6.01(i).

“Material Subsidiary” means at any time, with respect to any Borrower, any Subsidiary of such Borrower that is a “significant subsidiary” (as such term is defined on the Initial Effective Date in Regulation S-X of the Securities and Exchange Commission (17 CFR 210.1-02(w)), but treating all references therein to the “registrant” as references to such Borrower).

“Maximum Sublimit” means, with respect to each Borrower, the amount set forth opposite its name in the table below:

Borrower	Maximum Sublimit
Company (on the Initial Effective Date)	$1,750,000,000
Company (on the Second Effective Date)	$2,250,000,000
Duke Energy Carolinas	$1,500,000,000
Duke Energy Ohio	$750,000,000
Duke Energy Indiana	$750,000,000
Duke Energy Kentucky	$150,000,000
Progress Energy Carolinas	$1,000,000,000
Progress Energy Florida	$1,000,000,000

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of January 8, 2011 among the company, Diamond Acquisition Corporation and Progress Energy, Inc, as amended, modified or supplemented from time to time.

“Merger Effective Date” means the date of the closing of the transaction contemplated under the Merger Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Indenture” means, (i) in the case of each of Duke Energy Carolinas, Duke Energy Ohio, Duke Energy Indiana, Duke Energy Kentucky, the Duke Energy Carolinas Mortgage, the Duke Energy Ohio First Mortgage Trust Indenture, Duke Energy Indiana First Mortgage Trust Indenture, or Duke Energy Kentucky First Mortgage Trust Indenture, respectively, and (ii) in the case of each of Progress Energy Carolinas and Progress Energy Florida, the Progress Energy Carolinas Mortgage and Deed of Trust or Progress Energy Florida Indenture, respectively.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Lenders in accordance with the terms of Section 9.05(a) and (ii) has been approved by the Required Lenders.

“Notes” means promissory notes of a Borrower, in the form required by Section 2.04, evidencing the obligation of such Borrower to repay the Loans made to it, and “Note” means any one of such promissory notes issued hereunder.

“Notice of Borrowing” has the meaning set forth in Section 2.02.

“Notice of Interest Rate Election” has the meaning set forth in Section 2.09(b)

“Notice of Issuance” has the meaning set forth in Section 2.15(b).

“Other Taxes” has the meaning set forth in Section 8.04(a).

“Parent” means, with respect to any Lender, any Person controlling such Lender.

“Participant” has the meaning set forth in Section 9.06(b).

“Participant Register” has the meaning set forth in Section 9.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Percentage” means, with respect to any Lender at any time, the percentage which the amount of its Commitment at such time represents of the aggregate amount of all the Commitments at such time; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.

“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or Sections 412 or 430 of the Internal Revenue Code or Sections 302 and 303 of ERISA and is either (i) maintained by a member of the ERISA Group for employees of a member of the ERISA Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Pricing Schedule” means the Pricing Schedule attached hereto.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in San Francisco, California as its Prime Rate.  Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Domestic Business Day on which each change in the Prime Rate is announced by the Administrative Agent.  The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

“Progress Borrowers” means Progress Energy Florida and Progress Energy Carolinas.

“Progress Energy Carolinas” means Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc., a North Carolina corporation.

“Progress Energy Carolinas Mortgage and Deed of Trust” means the Mortgage and Deed of Trust, dated as of May 1, 1940, from Progress Energy Carolinas to the Bank of New York Mellon and Ming Ryan (successor to Frederick G. Herbst), as successor trustees, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Progress Energy Florida” means Florida Power Corporation d/b/a Progress Energy Florida, Inc., a Florida corporation.

“Progress Energy Florida Indenture” means the Indenture dated as of January 1, 1944, between Progress Energy Florida and The Bank of New York Mellon, as successor trustee, as amended, modified or supplemented from time to time, and any successor or replacement mortgage trust indenture.

“Quarterly Payment Date” means the first Domestic Business Day of each January, April, July and October.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reimbursement Obligation” means, at any time, the obligation of the Borrower then outstanding under Section 2.15 to reimburse the Issuing Lender for amounts paid by the Issuing Lender in respect of any one or more drawings under a Letter of Credit.

“Related Parties” means, with respect to any Person, such Person’s Subsidiaries and Affiliates and the partners, directors, officers, employees, agents, trustees, administrators and managers of such Person and of such Person’s Subsidiaries and Affiliates.

“Removed Borrower” has the meaning set forth in Section 9.05(b)

“Required Lenders” means, at any time, Lenders having at least 51% in aggregate amount of the Aggregate Exposures at such time (exclusive in each case of the Aggregate Exposure(s) of any Defaulting Lender(s)) .

“Revolving Credit Loan” means a loan made or to be made by a Lender pursuant to Section 2.01(a); provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term “Revolving Credit Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

“Revolving Credit Period” means, with respect to any Lender, the period from and including the Initial Effective Date to but not including its Commitment Termination Date.

“Second Effective Date” means the date on which the Delayed Additional Commitments become effective pursuant to Section 3.02.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sublimit” means, with respect to each Borrower, its Initial Sublimit, as the same may be modified from time to time pursuant to Sections 2.08 and 2.17; provided that a Borrower’s Sublimit shall at no time exceed such Borrower’s Maximum Sublimit.

“Subsidiary” means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, “Subsidiary” means a Subsidiary of a Borrower.

“Substantial Assets” means, with respect to any Borrower, assets sold or otherwise disposed of in a single transaction or a series of related transactions representing 25% or more of the consolidated assets of such Borrower and its Consolidated Subsidiaries, taken as a whole.

“Swingline Exposure” means, with respect to any Lender, an amount equal to such Lender’s Percentage of the aggregate outstanding principal amount of Swingline Loans.

“Swingline Lender” means Wells Fargo, in its capacity as the Swingline Lender under the swing loan facility described in Section 2.18.

“Swingline Loan” means a loan made or to be made by the Swingline Lender pursuant to Section 2.18.

“Swingline Termination Date”  means the tenth Domestic Business Day prior to Wells Fargo’s Commitment Termination Date.

“Taxes” has the meaning set forth in Section 8.04(a).

“Trust” means The Doris Duke Trust, a trust established by James B. Duke by Indenture dated December 11, 1924 for the benefit of certain relatives.

“Unfunded Vested Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan, determined on a plan termination basis using the assumptions under 4001(a)(18) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the Plan under Title IV of ERISA.

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 8.04(a).

“U.S. Tax Law Change” has the meaning set forth in Section 8.04(a).

“Utilization Limits” means the requirements that (i) for any Lender, the aggregate outstanding principal amount of its Loans (other than Swingline Loans) to all Borrowers hereunder plus the aggregate amount of its Letter of Credit Liabilities plus its Swingline Exposure shall at no time exceed the amount of its Commitment and (ii) for any Borrower, the aggregate outstanding principal amount of Loans to such Borrower plus the aggregate amount of Letter of Credit Liabilities in respect of Letters of Credit issued for its account shall at no time exceed its Sublimit.

“Wells Fargo” means Wells Fargo Bank, National Association.

Section 1.02.  Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the relevant Borrower’s independent public accountants) with the most recent audited consolidated financial statements of such Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided, that if the Company notifies the Administrative Agent that it wishes to amend the financial covenant in Section 5.10 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Section 5.10 for such purpose), then each Borrower’s compliance with such covenant shall be determined on the basis of generally accepted accounting principles as in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

Section 1.03.  Types of Borrowings.  The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to a single Borrower pursuant to Article 2 on a single date and for a single Interest Period.  Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (e.g., a “Euro-Dollar Borrowing” is a Borrowing comprised of Euro Dollar Loans).

ARTICLE 2
THE CREDITS

Section 2.01.  Commitments to Lend.  (a) Revolving Credit Loans. During its Revolving Credit Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans to each Borrower pursuant to this subsection from time to time; provided that, immediately after each such loan is made, the Utilization Limits are not exceeded.  Each Borrowing under this subsection shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.03(b)) and shall be made from the several Lenders ratably in proportion to their respective Commitments in effect on the date of Borrowing; provided that, if the Interest Period selected by the Borrower for a Borrowing would otherwise end after the Commitment Termination Dates of some but not all Lenders, the Borrower may in its Notice of Borrowing elect not to borrow from those Lenders whose Commitment Termination Dates fall prior to the end of such Interest Period.  Within the foregoing limits, the Borrowers may borrow under this subsection (a), or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Periods under this subsection (a).

(b)                                 Extension of Commitments.  (i) The Company may, so long as no Default then exists and the representations and warranties of the Borrowers contained herein are true and correct at the time of notice, upon notice to the Administrative Agent not less than 60 days but no more than 90 days prior to any anniversary of the Initial Effective Date, propose to extend the Commitment Termination Dates for an additional one-year period measured from the Commitment Termination Dates then in effect; provided that there shall be no more than two such extensions.  The Administrative Agent shall promptly notify the Lenders of receipt of such request.  Each Lender shall endeavor to respond to such request, whether affirmatively or negatively (such determination in the sole discretion of such Lender), by notice to the Company and the Administrative Agent within 30 days.  Subject to the execution by the Borrowers, the Administrative Agent and such Lenders of a duly completed Extension Agreement in substantially the form of Exhibit E, the Commitment Termination Date applicable to the Commitment of each Lender so affirmatively notifying the Company and the Administrative Agent shall be extended for the period specified above; provided that no Commitment Termination Date of any Lender shall be extended unless Lenders having Commitments in an aggregate amount equal to at least 51% of the Commitments in effect at the time any such extension is requested shall have elected so to extend their Commitments.

(ii)          Any Lender which does not give such notice to the Company and the Administrative Agent shall be deemed to have elected not to extend as requested, and the Commitment of each non-extending Lender shall terminate on its Commitment Termination Date determined without giving effect to such requested extension.  The Company may, in accordance with Section 8.06, designate another bank or other financial institution (which may be, but need not be, an extending Lender) to replace a non-extending Lender.  On the date of termination of any Lender’s Commitment as contemplated by this paragraph, the respective participations of the other Lenders in all outstanding Letters of Credit and Swingline Loans shall be redetermined on the basis of their respective Commitments after giving effect to such termination, and the participation therein of the Lender whose Commitment is terminated shall terminate; provided that the Borrowers shall, if and to the extent necessary to permit such redetermination of participations in Letters of Credit and Swingline Loans within the limits of the Commitments which are not terminated, prepay on such date all or a portion of the outstanding Loans or, to the extent that such redetermination cannot be effected within the limits of the Commitments even after all outstanding Loans have been prepaid, then the Borrowers shall Cash Collateralize the Letters of Credit to the extent of the excess, and such redetermination and termination of participations in outstanding Letters of Credit and Swingline Loans shall be conditioned upon their having done so.

Section 2.02.  Notice of Borrowings.  The Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than 11:00 A.M. (Eastern time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

(a)                                  the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

(b)                                 the aggregate amount of such Borrowing;

(c)                                  whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate;

(d)                                 in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; and

(e)                                  if applicable, the designation contemplated by the definition of Borrower Maturity Date.

Unless the Borrower shall have given notice to Administrative Agent not later than 11:00 A.M. (Eastern time) on the date on which any payment of a Reimbursement Obligation is due to an Issuing Lender or on the scheduled date of maturity of a Swingline Loan to the effect that the Borrower will make such payment with funds from another source, the Borrower shall be deemed to have given a Notice of Borrowing for a Base Rate Borrowing on such date in the minimum amount permitted by Section 2.01 that equals or exceeds the amount of such Reimbursement Obligation or Swingline Loan.

Section 2.03.  Notice to Lenders; Funding of Loans.  (a)  Upon receipt (or deemed receipt) of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

(b)                                 Not later than 1:00 P.M. (Eastern time) on the date of each Borrowing, each Lender participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other immediately available funds, to the Administrative Agent at its address specified in or pursuant to Section 9.01.  Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will disburse the funds so received from the Lenders to an account designated by an Approved Officer of the Borrower; provided that to the extent that all or a portion of such Borrowing is to be applied to a Reimbursement Obligation or a Swingline Loan of the Borrower as contemplated by Sections 2.02 and 2.18(h), the Administrative Agent shall distribute to the applicable Issuing Lender or the Swingline Lender, as the case may be, the appropriate portion of such funds.

(c)                                  Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 P.M. (Eastern time) on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and, if such Lender shall not have made such payment within two Domestic Business Days of demand therefor, the Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Lender, the Federal Funds Rate.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.

(d)        The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make a Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

Section 2.04.  Registry; Notes.  (a) The Administrative Agent shall maintain a register (the “Register”) on which it will record the Commitment of each Lender, each Loan made by such Lender and each repayment of any Loan made by such Lender.  Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error.  Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations hereunder.

(b)        Each Borrower hereby agrees that, promptly upon the request of any Lender at any time, such Borrower shall deliver to such Lender a duly executed Note, in substantially the form of Exhibit A hereto, payable to such Lender or its registered assigns as permitted pursuant to Section 9.06 and representing the obligation of such Borrower to pay the unpaid principal amount of the Loans made to such Borrower by such Lender, with interest as provided herein on the unpaid principal amount from time to time outstanding.

(c)        Each Lender shall record the date, amount and maturity of each Loan (including Swingline Loans) made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and each Lender receiving a Note pursuant to this Section, if such Lender so elects in connection with any transfer or enforcement of its Note, may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes.  Such Lender is hereby irrevocably authorized by each Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

Section 2.05.  Maturity of Loans.  Each Revolving Credit Loan made by any Lender shall mature, and the principal amount thereof shall be due and payable together with accrued interest thereon, on the earlier of the Commitment Termination Date of such Lender and the applicable Borrower Maturity Date (if any).

Section 2.06.  Interest Rates.  (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the

Applicable Margin for such day plus the Base Rate for such day.  Such interest shall be payable quarterly in arrears on each Quarterly Payment Date, at maturity and on the date of termination of the Commitments in their entirety.  Any overdue principal of or overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the Applicable Margin for such day plus the Base Rate for such day.

(b)        Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

The “London Interbank Offered Rate” applicable to any Interest Period means the rate appearing on Page LIBO on the Reuters Screen (or on any successor or substitute page of such service, or on another service designated by the British Bankers’ Association for purposes of displaying the rates at which U.S. dollar deposits are offered by lending banks in the London interbank deposit market) as of 11:00 A.M. (London time) two Euro-Dollar Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not so available at such time for any reason, then the “London Interbank Offered Rate” for such Interest Period shall be the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in U.S. dollars are offered to each of the Euro-Dollar Reference Lenders in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Loan of such Euro-Dollar Reference Lenders to which such Interest Period is to apply and for a period of time comparable to such Interest Period.  If any Euro-Dollar Reference Lender does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation furnished by the remaining Euro-Dollar Reference Lender or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

(c)        Any overdue principal of or overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the Applicable Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

(d)        The Administrative Agent shall determine each interest rate applicable to the Loans hereunder.  The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders by facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error unless the Borrower raises an objection thereto within five Domestic Business Days after receipt of such notice.

Section 2.07.  Fees.  (a)  Facility Fees.  Each Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their related Borrower Exposures, a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule) on the aggregate amount of such Borrower’s Borrower Exposures on such day.  Such facility fee shall accrue for each day from and including the Initial Effective Date but excluding the day on which the related Borrower Exposures are reduced to zero.

(b)        Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent (i) for the account of the Lenders ratably a letter of credit fee accruing daily on the aggregate amount then available for drawing under all outstanding Letters of Credit issued for its account at a rate per annum equal to the then Applicable Margin for Euro-Dollar Loans and (ii) for the account of each Issuing Lender a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Lender for its account at a rate per annum of 0.20% (or such other rate as may be mutually agreed from time to time by the Borrower and such Issuing Lender).

(c)        Ticking Fee.  The Company shall pay to the Administrative Agent, for the account of the Lenders ratably in proportion to their Percentages, a ticking fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Schedule) on the aggregate amount of Delayed Additional Commitments, such fee to accrue beginning on the date that is 90 days after the Initial Effective Date and ending on the earliest of (i) the Second Effective Date, (ii) July 8, 2012, and (iii) the date on which the Merger Agreement is terminated.

(d)        Payments.  Accrued fees under this Section for the account of any Lender shall be payable quarterly in arrears on each Quarterly Payment Date and upon such Lender’s Commitment Termination Date (and, if later, the date the Borrower Exposure of such Lender in respect of any Borrower is reduced to zero).

Section 2.08.  Optional Termination or Reduction of Sublimits; Changes to Sublimits.  (a) The Company may, upon not less than three Domestic Business Days’ notice to the Administrative Agent, reallocate amounts of the Commitments among the respective Sublimits of the Borrowers (i.e., reduce the Sublimits of one or more Borrowers and increase the Sublimits of one or more other Borrowers by the same aggregate amount); provided (i) each Sublimit shall be a multiple of $5,000,000 at all times, (ii) a Borrower’s Sublimit may not be reduced to an amount less than the sum of the aggregate outstanding principal amount of Loans to such Borrower plus the aggregate amount of Letter of Credit

Liabilities in respect of Letters of Credit issued for its account, (iii) a Borrower’s Sublimit may not be increased to an amount greater than its Maximum Sublimit, (iv) the sum of the Sublimits of the respective Borrowers shall at all times equal the aggregate amount of the Commitments and (v) any such increase in a Borrower’s Sublimit shall be accompanied or preceded by evidence reasonably satisfactory to the Administrative Agent as to appropriate corporate authorization therefor.

(b)        Each Borrower other than the Company may, upon at least three Domestic Business Days’ notice to the Administrative Agent, reduce its Sublimit (i) to zero, if no Loans to it or Letter of Credit Liabilities for its account are outstanding or (ii) by an amount of $10,000,000 or any larger multiple of $5,000,000 so long as, after giving effect to such reduction, its Sublimit is not less than the sum of the aggregate principal amount of Loans outstanding to it and the aggregate Letter of Credit Liabilities outstanding for its account.  Upon any reduction in the Sublimit of a Borrower to zero pursuant to this Section 2.08(b), such Borrower shall cease to be a Borrower hereunder.  The aggregate amount of the Commitments will be automatically and simultaneously reduced by the amount of each reduction in any Sublimit pursuant to this Section 2.08(b) or pursuant to Section 6.01.

Section 2.09.  Method of Electing Interest Rates.  (a)  The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:

(i)            if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

(ii)           if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.13 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 11:00 A.M. (Eastern time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective.  A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000.

(b)        Each Notice of Interest Rate Election shall specify:

(i)            the Group of Loans (or portion thereof) to which such notice applies;

(ii)           the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection 2.09(a) above;

(iii)          if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

(iv)          if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of the term “Interest Period”.

(c)        Promptly after receiving a Notice of Interest Rate Election from the Borrower pursuant to subsection 2.09(a) above, the Administrative Agent shall notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If no Notice of Interest Rate Election is timely received prior to the end of an Interest Period for any Group of Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans as of the last day of such Interest Period.

(d)        An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a “Borrowing” subject to the provisions of Section 3.03.

Section 2.10.  Mandatory Termination of Commitments.  The Commitment of each Lender shall terminate on such Lender’s Commitment Termination Date.

Section 2.11.  Optional Prepayments.  (a)  The Borrower may (i) upon notice to the Administrative Agent not later than 11:00 A.M. (Eastern time) on any Domestic Business Day prepay on such Domestic Business Day any Group of Base Rate Loans and (ii) upon at least three Euro-Dollar Business Days’ notice to the Administrative Agent not later than 11:00 A.M. (Eastern time) prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and together with any additional amounts payable pursuant to Section 2.13. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Group or Borrowing.

(b)        Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

Section 2.12.  General Provisions as to Payments.  (a)  The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (Eastern time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 and without reduction by reason of any set-off, counterclaim or deduction of any kind.  The Administrative Agent will promptly distribute to each Lender in like funds its ratable share of each such payment received by the Administrative Agent for the account of the Lenders.  Whenever any payment of principal of, or interest on, the Base Rate Loans, Swingline Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.  Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)        Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

Section 2.13.  Funding Losses.  If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (other than payments made by an Assignee pursuant to Section 8.06(a) or by the Borrower pursuant to Section 8.06(b) in respect of a Defaulting Lender’s Euro-Dollar Loans) or any Euro-

Dollar Loan is converted to a Base Rate Loan or continued as a Euro-Dollar Loan for a new Interest Period (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.03(a), 2.09(c) or 2.11(b), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue; provided that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

Section 2.14.  Computation of Interest and Fees.  Interest based on clause (a) of the definition of Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest and all fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.15.  Letters of Credit.

(a)        Subject to the terms and conditions hereof, each Issuing Lender agrees to issue Letters of Credit hereunder from time to time until the fifth Domestic Business Day prior to its Commitment Termination Date upon the request and for the account of any Borrower; provided that, immediately after each Letter of Credit is issued, (i) the Utilization Limits shall not be exceeded and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $1,000,000,000.  Upon the date of issuance by the Issuing Lender of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation to the extent of its Percentage in such Letter of Credit and the related Letter of Credit Liabilities.

(b)        The Borrower shall give the Issuing Lender notice at least three Domestic Business Days prior to the requested issuance of a Letter of Credit, or in the case of a Letter of Credit substantially in the form of Exhibit G, at least one Business Day prior to the requested issuance of such Letter of Credit, specifying the date such Letter of Credit is to be issued and describing the terms of such Letter of Credit (such notice, including any such notice given in connection with the extension of a Letter of Credit, a “Notice of Issuance”), substantially in the form of Exhibit F, appropriately completed. Upon receipt of a Notice of Issuance, the Issuing Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender of the contents thereof and of the amount of such Lender’s participation in such Letter of Credit. The issuance by the Issuing Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be denominated in U.S. dollars and shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Lender. Unless otherwise notified by the Administrative Agent, the Issuing Lender may, but shall not be required to, conclusively presume that all conditions precedent set forth in Article 3 have been satisfied. The Borrower shall also pay to each Issuing Lender for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and such Issuing Lender.  Except for non-substantive amendments to any Letter of Credit for the purpose of correcting errors or ambiguities or to allow for administrative convenience (which amendments each Issuing Lender may make in its discretion with the consent of the Borrower), the amendment, extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit.  If any Letter of Credit contains a provision pursuant to which it is deemed to be automatically renewed unless notice of termination is given by the Issuing Lender of such Letter of Credit, the Issuing Lender shall timely give notice of termination if (i) as of close of business on the seventeenth day prior to the last day upon which the Issuing Lender’s notice of termination may be given to the beneficiaries of such Letter of Credit, the Issuing Lender has received a notice of termination from the Borrower or a notice from the Administrative Agent that the conditions to issuance of such Letter of Credit have not been satisfied or (ii) the renewed Letter of Credit would have a term not permitted by subsection (c) below.

(c)        No Letter of Credit shall have a term extending beyond the first anniversary of the Commitment Termination Date of the applicable Issuing Lender.

(d)        Upon receipt from the beneficiary of any applicable Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid as a result of such demand or drawing and the payment date. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by the Issuing Lender upon any drawing under any Letter of Credit without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Lender and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate for such day plus, if such amount remains unpaid for more than two Domestic Business Days, 1%.  In addition, each Lender will pay to the Administrative Agent, for the account of the applicable Issuing Lender, immediately upon such Issuing Lender’s demand at any time during the period commencing after such drawing until reimbursement therefor in full by the Borrower, an amount equal to such Lender’s ratable share of such drawing (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Lender’s demand for such payment (or, if such demand is made after 12:00 Noon (Eastern time) on such date, from the next succeeding Domestic Business Day) to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate and, if such amount remains unpaid for more than five Domestic Business Days after the Issuing Lender’s demand for such payment, at a rate of interest per annum equal to the Base Rate plus 1%. The Issuing Lender will pay to each Lender ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Lender in respect of such Letter of Credit pursuant hereto.

(e)        The obligations of the Borrower and each Lender under subsection 2.15(d) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

(i)            the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

(ii)           the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lenders (including the Issuing Lender) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

(iii)          any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(iv)          payment under a Letter of Credit to the beneficiary of such Letter of Credit against presentation to the Issuing Lender of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that the determination by the Issuing Lender to make such payment shall not have been the result of its willful misconduct or gross negligence; or

(v)           any other act or omission to act or delay of any kind by any Lender (including the Issuing Lender), the Administrative Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (v), constitute a legal or equitable discharge of the Borrower’s or the Lender’s obligations hereunder.

(f)         The Borrower hereby indemnifies and holds harmless each Lender (including the Issuing Lender) and the Administrative Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Lender may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) any litigation arising with respect to any Letter of Credit issued under this Agreement (whether or not the Issuing Lender shall prevail in such litigation)), and none of the Lenders (including the Issuing Lender) nor the Administrative Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection 2.15(e) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, facsimile or otherwise, (ii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit and (iii) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any government acts or any other circumstances whatsoever, in making or failing to make payment under such Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection 2.15(f) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify the Issuing Lender as required by this subsection, the Lenders agree to do so ratably in accordance with their Commitments.

(g)        The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article 7 (other than Sections 7.08 and 7.09) with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 7 included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided herein with respect to the Issuing Lender.

(h)                       On (i) the Initial Effective Date, each Issuing Lender that has issued an Existing Duke Letter of Credit shall be deemed, without further action by any party hereto, to have granted to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have acquired from the Issuing Lender, a participation in such Existing Duke Letter of Credit and the related Letter of Credit Liabilities in the proportion its respective Commitment bears to the aggregate Commitments and (ii) the Second Effective Date, each Issuing Lender that has issued an Existing Progress Letter of Credit shall be deemed, without further action by any party hereto, to have granted to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have acquired from the Issuing Lender, a participation in such Existing Progress Letter of Credit and the related Letter of Credit Liabilities in the proportion its respective Commitment bears to the aggregate Commitments. On and after the Initial Effective Date, each Existing Duke Letter of Credit shall constitute a Letter of Credit for all purposes hereof, and on and after the Second Effective Date, each Existing Progress Letter of Credit shall constitute a Letter of Credit for all purposes hereof and, in the case of each Existing Progress Letter of Credit, shall be deemed to have been issued hereunder at the request and for the account of the Company.

(i)                           By the 90th day preceding the Commitment Termination Date of the Issuing Lender (or if such 90th day is not a Domestic Business Day, then on the next preceding Domestic Business Day) (and on any subsequent  date of issuance of a Long-Dated Letter of Credit), the Borrower shall Cash Collateralize all outstanding Long-Dated Letters of Credit (or such Long-Dated Letter or Credit).

(j)                           Any increase in the Commitments pursuant to Section 2.17 shall be subject to the condition that each Issuing Lender that at the time has an outstanding Letter of Credit shall have given its written consent to each Additional Lender and each increase in the Commitment of an existing Lender (such consent not to be unreasonably withheld or delayed). The Company shall request a similar consent from any other Issuing Lender (not to be unreasonably withheld or delayed) prior to requesting a Letter of Credit to be issued by such Issuing Lender. Any such other Issuing Lender that refuses to so consent shall thereupon cease to be an Issuing Lender hereunder, although the provisions of this Agreement applicable to Issuing Lenders shall continue to apply to it with respect to the period during which such Lender was an Issuing Lender.  Any such Issuing Lender’s refusal to consent shall have no impact on any increases in the Commitments previously made.

(k)                        The participation of each Lender in any outstanding Letter of Credit, and its obligations under this Section 2.15 with respect thereto, shall terminate on its Commitment Termination Date, provided that if and to the extent required hereunder, the Borrower shall have timely Cash Collateralized each such Letter of Credit.

Section 2.16.  Regulation D Compensation.  In the event that a Lender is required to maintain reserves of the type contemplated by the definition of “Euro-Dollar Reserve Percentage”, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least three Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section. Each such notification shall be accompanied by such information as the Borrower may reasonably request.

“Euro-Dollar Reserve Percentage” means for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

Section 2.17.  Increase in Commitments; Additional Lenders.  (a) Subsequent to the Initial Effective Date, and so long as no Default then exists or would result therefrom and the representations and warranties of the Borrowers contained herein are true and correct at such time, the Company may, upon at least 30 days’ notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments in an aggregate amount of up to $1,000,000,000 (the amount of any such increase, the “Increased Commitments”).  Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Company and the Administrative Agent to increase its Commitment hereunder.

(b)                       If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Company may designate another bank or other lenders (which may be, but need not be, one or more of the existing Lenders) which at the time agree to (i) in the case of any such lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such lender (an “Additional Lender”), become a party to this

Agreement.  The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

(c)                        An increase in the aggregate amount of the Commitments pursuant to this Section 2.17 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrowers, by each Additional Lender, by each other Lender whose Commitment is to be increased and by each Issuing Lender whose consent is required pursuant to Section 2.15(j), setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrowers with respect to the Increased Commitments and such opinions of counsel for the Borrowers with respect to the Increased Commitments as the Administrative Agent may reasonably request.

Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.17, (i) the respective Letter of Credit Liabilities and Swingline Exposures of the Lenders shall be redetermined as of the effective date of such increase and (ii) within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group of Loans in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Revolving Credit Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Revolving Credit Loans are held by the Lenders in such proportion.  In connection with any increase in the aggregate amount of the Commitments pursuant to this Section, the respective Sublimits of the Borrowers shall be increased by an equal aggregate amount as the Company may direct by notice to the Administrative Agent, subject to the limitations set forth in Section 2.08(a).

Section 2.18.  Swingline Loans.  (a)  Agreement to Lend.  From time to time prior to the Swingline Termination Date, subject to the terms and conditions hereof, the Swingline Lender agrees to make Swingline Loans to each Borrower pursuant to this subsection; provided that, immediately after each Swingline Loan is made (i) the Utilization Limits are not exceeded and (ii) the aggregate outstanding principal amount of all Swingline Loans does not exceed $200,000,000.  Each Swingline Loan shall be in a principal amount of $1,000,000 or any larger multiple thereof.  No Swingline Loan may be used to refinance an outstanding Swingline Loan.  Within the foregoing limits, the Borrower may borrow under this Section 2.18, prepay Swingline Loans and reborrow at any time prior to the Swingline Termination Date under this Section 2.18.

(b)                       Swingline Borrowing Procedure.  The Borrower shall give the Swingline Lender notice not later than 2:00 P.M. (Eastern time) on the date of each Swingline Loan, specifying the amount of such Loan and the date of such borrowing, which shall be a Domestic Business Day.  Not later than 3:00 P.M. (Eastern time) on the date of each Swingline Loan, the Swingline Lender shall, unless it determines that any applicable condition specified in Article 3 has not been satisfied, make available the amount of such Swingline Loan, in Federal or other immediately available funds, to the Borrower at the Swingline Lender’s address specified in or pursuant to Section 9.01.

(c)                        Interest.  Each Swingline Loan shall bear interest on the outstanding principal amount thereof, payable at maturity, at a rate per annum equal to the sum of the LIBOR Market Index Rate plus the Applicable Margin for such day (or such other rate per annum as the Swingline Lender and the Borrower may mutually agree).  Such interest shall be payable at the maturity of such Swingline Loan and, with respect to the principal amount of any Swingline Loan prepaid pursuant to subsection (d) or (e) below, upon the date of such prepayment.  Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Base Rate for such day plus 1%.

(d)                       Maturity; Mandatory Prepayment.  Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable, on the earlier of the date falling ten Domestic Business Days after such Loan is made and the Swingline Termination Date.  In addition, on the date of each Borrowing of Revolving Credit Loans pursuant to Section 2.01, the Administrative Agent shall apply the proceeds thereof to prepay all Swingline Loans then outstanding.

(e)                        Optional Prepayment.  The Borrower may prepay any Swingline Loan in whole at any time, or from time to time in part in a principal amount of $1,000,000 or any larger multiple thereof, by giving notice of such prepayment to the Swingline Lender not later than 2:00 P.M. (Eastern time) on the date of prepayment.

(f)                          Euro-Dollar Protections.  The Swingline Lender shall be entitled to the benefits of Sections 8.03 and 8.04 with respect to the Swingline Loans, and solely  for this purpose such Swingline Loan shall be deemed to be a Euro-Dollar Loan having an Interest Period from and including the date such Swingline Loan was made to but not including its maturity date.

(g)                       Payments.  All payments to any Swingline Lender under this Section 2.09 shall be made to it at its address specified in or pursuant to Section 9.01 in Federal or other immediately available funds, not later than 3:00 P.M. (Eastern time) on the date of payment.

(h)                       Refunding Unpaid Swingline Loans.  If (w) any Swingline Loan is not paid in full on its maturity date and the Swingline Lender so requests, (x) the

Swingline Loans become immediately due and payable pursuant to Article 6, (y) the Commitments terminate at a time any Swingline Loans are outstanding, or (z) requested by the Swingline Lender by written notice given to the Administrative Agent not later than 10:00 A.M. (Eastern time) on any Business Day, the Administrative Agent shall, by notice to the Lenders (including the Swingline Lender, in its capacity as a Lender), require each Lender to pay to the Administrative Agent for the account of the Swingline Lender an amount equal to such Lender’s Percentage of the aggregate unpaid principal amount of the Swingline Loans described in clause (w), (x), (y) or (z) above, as the case may be.  Such notice shall specify the date on which such payments are to be made, which shall be the first Domestic Business Day after such notice is given.  Not later than 3:00 P.M. (Eastern time) on the date so specified, each Lender shall pay the amount so notified to it to the Administrative Agent at its address specified in or pursuant to Section 9.01, in Federal or other funds immediately available in New York City.  Promptly upon receipt thereof, the Administrative Agent shall remit such amounts to the Swingline Lender.  The amount so paid by each Lender shall constitute a Base Rate Loan to the Borrower and shall be applied by the Swingline Lender to repay the outstanding Swingline Loans.

(i)                           Purchase of Participations in Swingline Loans.  If at the time Loans would have otherwise been made pursuant to Section 2.18(h), one of the events described in Section 6.01(g) or Section 6.01(h) with respect to the Borrower shall have occurred and be continuing or the Commitments shall have terminated, each Lender shall, on the date such Loans would have been made pursuant to the notice from the Administrative Agent to the Lenders referred to in Section 2.18(h) (the “Refunding Date”), purchase an undivided participating interest in the relevant Swingline Loans in an amount equal to such Lender’s Percentage of the principal amount of each such Swingline Loan.  On the Refunding Date, each Lender shall transfer to the Administrative Agent, for the account of the Swingline Lender, in immediately available funds, such amount.

(j)                           Payments on Participated Swingline Loans.  Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s payment pursuant to Section 2.18(i), the Swingline Lender receives any payment on account of the Swingline Loans in which the Lenders have purchased participations pursuant to Section 2.18(i), its receipt of such payment will be as agent for and for the account of each such Lender and the Swingline Lender will promptly distribute to each such Lender its ratable share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided that in the event that such payment received by the Swingline Lender is required to be returned, each such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(k)                        Obligations to Refund or Purchase Participations in Swingline Loans Absolute.  Each Lender’s obligation to fund a Loan as provided in Section 2.18(h) or to purchase a participating interest pursuant to Section 2.18(i) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender, any Borrower or any other Person may have against the Swingline Lender or any other Person, (ii) the occurrence or continuance of a Default or the termination or reduction of any Commitments, any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, any breach of this Agreement by any Borrower, any other Lender or any other Person or  any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 2.19.  Defaulting Lenders.  If any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender, to the extent permitted by applicable law:

(a)                        (i) facility fees shall cease to accrue on the unused portion of the Commitment of such Defaulting Lender pursuant to Section 2.07(a) and the Aggregate Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder and (ii) ticking fees (if any) shall cease to accrue on the Delayed Additional Commitments of such Defaulting Lender pursuant to Section 2.07(c);

(b)                       if any Letter of Credit Liabilities or Swingline Loans exist at the time such Lender becomes a Defaulting Lender then:

(i)                                     so long as no Default shall exist with respect to the Borrower, all or any part of the Letter of Credit Liabilities and Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Percentages but only to the extent the Utilization Limits after giving effect to such reallocation are not exceeded;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within two Domestic Business Days following notice by the Administrative Agent Cash Collateralize (or in the case of Swingline Exposure, prepay) for the benefit of the Issuing Lender or Swingline Lender, as applicable, only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Liabilities and Swingline Exposure, as applicable, (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such Letter of Credit Liabilities and Swingline Exposure remain outstanding;

(iii)                               to the extent that the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Liabilities pursuant to clause (ii) above, the Borrower shall not be required to pay any fees pursuant to Section 2.07(a) or pursuant to Section 2.07(b) for the account of such Defaulting Lender during the period such Defaulting Lender’s Letter of Credit Liabilities are so Cash Collateralized;

(iv)                              to the extent that the Letter of Credit Liabilities of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the letter of credit fees payable to the Lenders pursuant to Section 2.07(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Percentages;

(v)                                 to the extent that all or any portion of such Defaulting Lender’s Letter of Credit Liabilities is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all letter of credit fees payable under Section 2.07(b) with respect to such Defaulting Lender’s Letter of Credit Liabilities shall be payable to the Issuing Lender until all such Letter of Credit Liabilities are reallocated and/or Cash Collateralized;

(vi)                              so long as such Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Liabilities will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.19(b)(ii), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(b)(i) (and such Defaulting Lender shall not participate therein); and

(vii)                           so long as such Lender is a Defaulting Lender, no Swingline Lender shall be required to make any Swingline Loan, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding Swingline Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrower in accordance with Section 2.19(b)(ii), and participating interests in any new Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(b)(i) (and such Defaulting Lender shall not participate therein);

(c)                        any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows:

(i)                                     first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

(ii)                                  second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Lender hereunder;

(iii)                               third, to Cash Collateralize the Letter of Credit Liabilities and Swingline Exposure of such Defaulting Lender in accordance with Section 2.19(b) (including to replace any Cash Collateral previously provided by the Borrower);

(iv)                              fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(v)                                 fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the future Letter of Credit Liabilities and Swingline Exposure of such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19(b);

(vi)                              sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(vii)                           seventh, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(viii)                        eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.19(b).

Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(d)                       in the event that the Administrative Agent, the Company and the Issuing Lenders agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Letter of Credit Liabilities of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Percentage; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3
CONDITIONS

Section 3.01.  Initial Effective Date.  This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05(a)):

(a)                        receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(b)                       receipt by the Administrative Agent of (i) an opinion of internal counsel of each Borrower, substantially in the form of Exhibit B hereto and (ii) an opinion of Robinson, Bradshaw & Hinson, P.A., special counsel for the Borrowers, substantially in the form of Exhibit C hereto, and, in each case, covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

(c)                        receipt by the Administrative Agent of a certificate signed by a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Company, dated the Initial Effective Date, to the effect set forth in clauses (c) and (d) of Section 3.03 (without giving effect to the parenthetical in such clause (d));

(d)                       receipt by the Administrative Agent of all documents it may have reasonably requested prior to the date hereof relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent;

(e)                        receipt by the Administrative Agent of evidence satisfactory to it that the upfront fees, arrangement fees, administrative agency fees and expenses payable by the Company and the Borrowers on the Initial Effective Date have been paid; and

(f)                          receipt by the Administrative Agent of evidence reasonably satisfactory to it that all principal of any loans outstanding under, and all accrued interest and fees under, the Existing Credit Agreement shall have been paid in full;

provided that the Commitments shall not become effective unless all of the foregoing conditions are satisfied not later than December 31, 2011.  The Administrative Agent shall promptly notify the Company and the Lenders of the Initial Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.02.  Second Effective Date.  The Delayed Additional Commitments shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05(a)):

(a)                        the Merger Effective Date shall have occurred;

(b)                       receipt by the Administrative Agent of counterparts of the Joinder Agreement signed by each of the Progress Borrowers (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

(c)                        receipt by the Administrative Agent of (i) an opinion of internal counsel of each Progress Borrower, substantially in the form of Exhibit B hereto and (ii) an opinion of Robinson, Bradshaw & Hinson, P.A., special counsel for the Borrowers, substantially in the form of Exhibit C hereto, and, in each case, covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

(d)                       receipt by the Administrative Agent of (i) a certificate signed by a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Company, dated the Second Effective Date, to the effect set forth in clause (c) of Section 3.03 with respect to the Company and (ii) a certificate signed by a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Progress

Borrowers, dated the Second Effective Date, to the effect set forth in clauses (c) and (d) of Section 3.03 (without giving effect to the parenthetical in such clause (d)) with respect to the Progress Borrowers;

(e)        receipt by the Administrative Agent of evidence reasonably satisfactory to it that all principal of any loans outstanding under, and all accrued interest and fees under, the Existing Progress Credit Agreements and the Existing Progress Parent LC Facility shall have been paid in full;

(f)         receipt by the Administrative Agent of the executed Progress Energy, Inc. Consent in the form attached hereto as Exhibit I;

(g)        receipt by the Administrative Agent of all documents it may have reasonably requested relating to the existence of the Progress Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

(h)        receipt by the Administrative Agent of evidence satisfactory to it that the upfront fees, ticking fees and expenses payable by the Company on the Second Effective Date have been paid;

provided that the Delayed Additional Commitments shall not become effective unless all of the foregoing conditions are satisfied not later than July 8, 2012.  The Administrative Agent shall promptly notify the Company and the Lenders of the Second Effective Date, and such notice shall be conclusive and binding on all parties hereto.

Section 3.03.  Borrowings And Issuance Of Letters Of Credit.  The obligation of any Lender to make a Loan on the occasion of any Borrowing by any Borrower and the obligation of any Issuing Lender to issue (or renew or extend the term of) any Letter of Credit at the request of any Borrower is subject to the satisfaction of the following conditions:

(a)        receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02, receipt by the Issuing Lender of a Notice of Issuance as required by Section 2.15(b), or receipt by the Swingline Lender of notice as required by Section 2.18(b), as the case may be;

(b)        the fact that, immediately after such Borrowing or issuance of such Letter of Credit, (i) the Utilization Limits shall not be exceeded, (ii) in the case of an issuance of a Letter of Credit the aggregate amount of the Letter of Credit Liabilities shall not exceed $1,000,000,000 and (iii) in the case of a Borrowing of a Swingline Loan, the aggregate outstanding principal amount of all Swingline Loans shall not exceed $200,000,000;

(c)        the fact that, immediately after such Borrowing or issuance of such Letter of Credit, no Default with respect to the Borrower shall have occurred and be continuing; and

(d)        the fact that the representations and warranties of the Borrower contained in this Agreement (except the representations and warranties set forth in Sections 4.04(c) and 4.06) shall be true on and as of the date of such Borrowing or issuance of such Letter of Credit.

Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the facts specified in clauses (b), (c) and (d) of this Section.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Each Borrower, severally but not jointly, represents and warrants that:

Section 4.01.  Organization and Power.  Such Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

Section 4.02.  Corporate and Governmental Authorization; No Contravention.  The execution, delivery and performance by such Borrower of this Agreement and the Notes are within such Borrower’s powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with, any Governmental Authority (except for consents, authorizations or filings which have been obtained or made, as the case may be, and are in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation, by-laws, certificate of formation or the limited liability company agreement of such Borrower or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Borrower or result in the creation or imposition of any Lien on any asset of such Borrower or any of its Material Subsidiaries.

Section 4.03.  Binding Effect.  This Agreement constitutes a valid and binding agreement of such Borrower and each Note, if and when executed and delivered by it in accordance with this Agreement, will constitute a valid and binding obligation of such Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general principles of equity.

Section 4.04.  Financial Information.  (a)  The consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of December 31, 2010 and the related consolidated statements of income, cash flows, capitalization and retained earnings for the fiscal year then ended, reported on by Deloitte & Touche, copies of which have been delivered to each of the Lenders by using such Borrower’s Syndtrak site or otherwise made available, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of such Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

(b)        The unaudited consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of September 30, 2011 and the related unaudited consolidated statements of income and cash flows for the nine months then ended, copies of which have been delivered to each of the Lenders by using such Borrower’s Syndtrak site or otherwise made available, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of such Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such nine-month period (subject to normal year-end adjustments and the absence of footnotes).

(c)        Since December 31, 2010, there has been no material adverse change in the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, except as publicly disclosed prior to the Initial Effective Date.

Section 4.05.  Regulation U.  Such Borrower and its Material Subsidiaries are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) and no proceeds of any Borrowing by and no issuance of Letters of Credit for the account of such Borrower will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.  Not more than 25% of the value of the assets of such Borrower and its Material Subsidiaries is represented by margin stock.

Section 4.06.  Litigation.  Except as publicly disclosed prior to the Initial Effective Date, there is no action, suit or proceeding pending against, or to the knowledge of such Borrower threatened against or affecting, such Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which would be likely to be decided adversely to such Borrower or such Subsidiary and, as a result, have a material adverse effect upon the business, consolidated financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or any Note.

Section 4.07.  Compliance with Laws.  Such Borrower and each of its Material Subsidiaries is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including, without limitation, ERISA and Environmental Laws) except where (i) non-compliance would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 4.08.  Taxes.  Such Borrower and its Material Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by such Borrower or any such Material Subsidiary except (i) where nonpayment would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) where the same are contested in good faith by appropriate proceedings.  The charges, accruals and reserves on the books of such Borrower and its Material Subsidiaries in respect of taxes or other governmental charges are, in the opinion of such Borrower, adequate.

ARTICLE 5
COVENANTS

Each Borrower, severally but not jointly, agrees that, so long as any Lender has any Commitment hereunder with respect to such Borrower or any amount payable hereunder remains unpaid by such Borrower or any Letter of Credit Liabilities remain outstanding (unless such Letter of Credit Liabilities have been Cash Collateralized):

Section 5.01.  Information.  Such Borrower will deliver to each of the Lenders:

(a)        as soon as available and in any event within 120 days after the end of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows, capitalization and retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner consistent with past practice and with applicable requirements of the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

(b)        as soon as available and in any event within 60 days (75 days in the case of Duke Energy Kentucky) after the end of each of the first three quarters of each fiscal year of such Borrower, a consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of such Borrower’s fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of such Borrower’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation in all material respects, generally accepted accounting principles and consistency (except as provided by Section 1.02) by an Approved Officer of such Borrower;

(c)        within the maximum time period specified for the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Approved Officer of such Borrower (i) setting forth in reasonable detail the calculations required to establish whether such Borrower was in compliance with the requirements of Section 5.10 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(d)        within five days after any officer of such Borrower with responsibility relating thereto obtains knowledge of any Default, if such Default is then continuing, a certificate of an Approved Officer of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(e)        promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which such Borrower shall have filed with the Securities and Exchange Commission;

(f)         if and when any member of such Borrower’s ERISA Group (i) gives or is reasonably expected to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Material Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Material Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Material Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) receives notice of the cessation of operations at a facility of any member of the ERISA Group in the circumstances described in Section 4062(e) of ERISA; or (viii) fails to make any payment or contribution to any Material Plan or makes any amendment to any Material Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of such Borrower setting forth details as to such occurrence and action, if any, which such Borrower or applicable member of the ERISA Group is required or proposes to take;

(g)           promptly, notice of any change in the ratings of such Borrower referred to in the Pricing Schedule; and

(h)           from time to time such additional information regarding the financial position or business of such Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.

Information required to be delivered pursuant to these Sections 5.01(a), 5.01(b) and 5.01(e) shall be deemed to have been delivered on the date on which such information has been posted on the Securities and Exchange Commission website on the Internet at sec.gov/edaux/searches.htm, on such Borrower’s Syndtrak site or at another website identified in a notice from such Borrower to the Lenders and accessible by the Lenders without charge; provided that (i) a certificate delivered pursuant to Section 5.01(c) shall also be deemed to have been delivered upon being posted to such Borrower’s Syndtrak site and (ii) such Borrower shall deliver paper copies of the information referred to in Sections 5.01(a), 5.01(b) and 5.01(e) to any Lender which requests such delivery.

Section 5.02.  Payment of Taxes.  Such Borrower will pay and discharge, and will cause each of its Material Subsidiaries to pay and discharge, at or before maturity, all their tax liabilities, except where (i) nonpayment would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Material Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

Section 5.03.  Maintenance of Property; Insurance.  (a)  Such Borrower will keep, and will cause each of its Material Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole.

(b)        Such Borrower will, and will cause each of its Material Subsidiaries to, maintain (either in the name of such Borrower or in such Subsidiary’s own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or a similar business; provided that self-insurance by such Borrower or any such Material Subsidiary, shall not be deemed a violation of this covenant to the extent that companies engaged in similar businesses and owning similar properties self-insure; and will furnish to the Lenders, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

Section 5.04.  Maintenance of Existence.  Such Borrower will preserve, renew and keep in full force and effect, and will cause each of its Material Subsidiaries to preserve, renew and keep in full force and effect their respective corporate or other legal existence and their respective rights, privileges and franchises material to the normal conduct of their respective businesses; provided that nothing in this Section 5.04 shall prohibit the termination of any right, privilege or franchise of such Borrower or any such Material Subsidiary or of the corporate or other legal existence of any such Material Subsidiary, or the change in form of organization of such Borrower or any such Material Subsidiary, if such Borrower in good faith determines that such termination or change is in the best interest of such Borrower, is not materially disadvantageous to the Lenders and, in the case of a change in the form of organization of such Borrower, the Administrative Agent has consented thereto.

Section 5.05.  Compliance with Laws.  Such Borrower will comply, and cause each of its Material Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and Environmental Laws) except where (i) noncompliance would not have a material adverse effect on the business, financial position or results of operations of such Borrower and its Consolidated Subsidiaries, considered as a whole, or (ii) the necessity of compliance therewith is contested in good faith by appropriate proceedings.

Section 5.06.  Books and Records.  Such Borrower will keep, and will cause each of its Material Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all financial transactions in relation to its business and activities in accordance with its customary practices; and will permit, and will cause each such Material Subsidiary to permit, representatives of any Lender at such Lender’s expense (accompanied by a representative of such Borrower, if such Borrower so desires) to visit any of their respective properties, to examine any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon such reasonable notice, at such reasonable times and as often as may reasonably be desired.

Section 5.07.  Negative Pledge.  Such Borrower will not create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)        Liens granted by such Borrower existing as of the Initial Effective Date,  securing Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding $100,000,000;

(b)        the Lien of such Borrower’s Mortgage Indenture (if any) securing Indebtedness outstanding on the Initial Effective Date or issued thereafter;

(c)        any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into such Borrower and not created in contemplation of such event;

(d)        any Lien existing on any asset prior to the acquisition thereof by such Borrower and not created in contemplation of such acquisition;

(e)        any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

(f)         any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Indebtedness is not increased (except by accrued interest, prepayment premiums and fees and expenses incurred in connection with such refinancing, extension, renewal or refunding) and is not secured by any additional assets;

(g)        Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles;

(h)        statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law, created in the ordinary course of business and for amounts not past due for more than 60 days or which are being contested in good faith by appropriate proceedings which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with generally accepted accounting principles;

(i)         Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

(j)         easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property;

(k)        Liens with respect to judgments and attachments which do not result in an Event of Default;

(l)         Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other obligations arising in the ordinary course of business;

(m)       other Liens including Liens imposed by Environmental Laws arising in the ordinary course of its business which (i) do not secure Indebtedness, (ii) do not secure any obligation in an amount exceeding $100,000,000 at any time at which Investment Grade Status does not exist as to such Borrower and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

(n)        Liens securing obligations under Hedging Agreements entered into to protect against fluctuations in interest rates or exchange rates or commodity prices and not for speculative purposes, provided that such Liens run in favor of a Lender hereunder or a Person who was, at the time of issuance, a Lender;

(o)        Liens not otherwise permitted by the foregoing clauses of this Section on assets of such Borrower securing obligations in an aggregate principal or face amount at any date not to exceed (i) in the case of each of the Company and Duke Energy Carolinas, $750,000,000 and (ii) in the case of each other Borrower, $150,000,000; and

(p)        Liens on the fuel used by the Progress Borrowers in their power generating businesses.

Section 5.08.  Consolidations, Mergers and Sales of Assets.  Such Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, Substantial Assets to any Person (other than a Subsidiary of such Borrower); provided that such Borrower may merge with another Person if such Borrower is the Person surviving such merger and, after giving effect thereto, no Default shall have occurred and be continuing.

Section 5.09.  Use of Proceeds.  The proceeds of the Loans made under this Agreement will be used by such Borrower for its general corporate purposes, including liquidity support for commercial paper and acquisitions.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any “margin stock” within the meaning of Regulation U.

Section 5.10.  Indebtedness/Capitalization Ratio. The ratio of Consolidated Indebtedness of such Borrower to Consolidated Capitalization of such Borrower as at the end of any fiscal quarter of such Borrower will not exceed 65%.

ARTICLE 6
DEFAULTS

Section 6.01.  Events of Default.  If one or more of the following events (“Events of Default”) with respect to a particular Borrower shall have occurred and be continuing:

(a)        such Borrower shall fail to pay when due any principal of any Loan to it or any Reimbursement Obligation owed by it or shall fail to pay, within five days of the due date thereof, any interest, fees or any other amount payable by it hereunder;

(b)        such Borrower shall fail to observe or perform any covenant contained in Sections 5.04, 5.07, 5.08, 5.10 or the second sentence of 5.09, inclusive;

(c)        such Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to such Borrower by the Administrative Agent at the request of any Lender;

(d)        any representation, warranty, certification or statement made by such Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

(e)        such Borrower or any of its Material Subsidiaries shall fail to make any payment in respect of Material Debt (other than Loans to and Reimbursement Obligations of such Borrower hereunder) when due or within any applicable grace period;

(f)         any event or condition shall occur and shall continue beyond the applicable grace or cure period, if any, provided with respect thereto so as to result in the acceleration of the maturity of Material Debt;

(g)        such Borrower or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to, or shall fail generally to, pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(h)        an involuntary case or other proceeding shall be commenced against such Borrower or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against such Borrower or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

(i)         any member of such Borrower’s ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans of such ERISA Group having aggregate Unfunded Vested Liabilities in excess of $100,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any member of such ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Material Plan or a proceeding shall be instituted by a fiduciary of any such Material Plan against any member of such ERISA Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 90 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Material Plan must be terminated;

(j)         a judgment or other court order for the payment of money in excess of $100,000,000 shall be rendered against such Borrower or any of its Material Subsidiaries and such judgment or order shall continue without being vacated, discharged, satisfied or stayed or bonded pending appeal for a period of 45 days; or

(k)        any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than trustees and participants in employee benefit plans of the Company and its Subsidiaries or the Endowment or Trust, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 50% or more of the outstanding shares of common stock of the Company; during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period (together with (i) any directors appointed pursuant to the Merger Agreement and (ii) any successors nominated or appointed by then incumbent directors in the ordinary course) shall cease to constitute a majority of the board of directors of the Company; or in the case of any Borrower other than the Company, such Borrower shall cease to be a Subsidiary of the Company;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 66-2/3% in aggregate amount of the Commitments, by notice to such Borrower terminate the Commitments as to such Borrower and they shall thereupon terminate, and such Borrower shall no longer be entitled to borrow hereunder, and the Sublimit of such Borrower shall be reduced to zero, and (ii) if requested by Lenders holding more than 66-2/3% in aggregate principal amount of the Loans and Reimbursement Obligations of such Borrower, by notice to such Borrower declare such Loans and Reimbursement Obligations (together with accrued interest thereon) to be, and such Loans and Reimbursement Obligations (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to such Borrower, without any notice to such Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate with respect to such Borrower and the Loans and Reimbursement Obligations of such Borrower (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

Section 6.02.  Notice of Default.  The Administrative Agent shall give notice to a Borrower under Section 6.01(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders and the Issuing Lenders thereof.

Section 6.03.  Cash Collateral.  Each Borrower agrees, in addition to the provisions of Section 6.01 hereof, that upon the occurrence and during the continuance of any Event of Default with respect to such Borrower, it shall, if requested by the Administrative Agent upon the instruction of the Lenders having at least 66 2/3% in the aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding at least 66 2/3% of the Letter of Credit Liabilities for the account of such Borrower), Cash Collateralize all Letters of Credit for the account of such Borrower then outstanding at such time; provided that upon the occurrence of any Event of Default specified in Section 6.01(g) or 6.01(h) with respect to such Borrower, such Borrower shall do so forthwith without any notice or demand or any other act by the Administrative Agent or the Lenders.

ARTICLE 7
THE ADMINISTRATIVE AGENT

Section 7.01.  Appointment and Authorization.  Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

Section 7.02.  Administrative Agent and Affiliates. Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Wells Fargo and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Administrative Agent hereunder.

Section 7.03.  Action by Administrative Agent.  The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

Section 7.04.  Consultation with Experts.  The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 7.05.  Liability of Administrative Agent.  Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct.  Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith.  The

Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, facsimile or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 7.06.  Indemnification.  Each Lender shall, ratably in accordance with its portion of the Aggregate Exposures, indemnify the Administrative Agent and its Related Parties (to the extent not reimbursed or indemnified by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss, penalties or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by the Administrative Agent in its capacity as such, or by any Related Party acting for the Administrative Agent in connection with such capacity.

Section 7.07.  Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

Section 7.08.  Successor Administrative Agent.

(a)        The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers.  Upon any such resignation, (i) the Company, with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), or (ii) if an Event of Default has occurred and is continuing, then the Required Lenders, shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000.

(b)        If the Person serving as Administrative Agent is a Defaulting Lender, (i) the Company, with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed), or (ii) if an Event of Default has occurred and is continuing, then the Required Lenders, shall have the right to appoint a successor Administrative Agent.

(c)        Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder; provided that if such successor Administrative Agent is appointed without the consent of the Company, such successor Administrative Agent may be replaced by the Company with the consent of the Required Lenders so long as no Event of Default has occurred and is continuing at the time.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

(d)        The fees payable by the Company to any successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.

Section 7.09.  Administrative Agent’s Fee.  The Company shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Administrative Agent.

Section 7.10.  Other Agents.  None of the Co-Syndication Agents or the Co-Documentation Agents, in their respective capacities as such, shall have any duties or obligations of any kind under this Agreement.

ARTICLE 8
CHANGE IN CIRCUMSTANCES

Section 8.01.  Basis for Determining Interest Rate Inadequate or Unfair.  If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing:

(a)        the Administrative Agent is advised by the Euro-Dollar Reference Lenders that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Lenders or financial institutions in general in the relevant market for such Interest Period, or

(b)        Lenders having 66-2/3% or more of the aggregate amount of the affected Loans advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least one Domestic Business Day before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

Section 8.02.  Illegality.  If any Change In Law shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund any of its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to such Lender in the good faith exercise of its discretion.  If such notice is given, each Euro-Dollar Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

Section 8.03.  Increased Cost and Reduced Return.  (a)  If any Change In Law (i) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office); (ii) shall subject any Lender or Agent to any taxes (other than (A) Taxes, (B) taxes described in clauses (ii), (iii) or (iv) of the exclusions from the definition of Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition, cost or expense affecting its Euro-Dollar Loans, its Note or its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan (or, in the case of an adoption or change with respect to taxes, any Loan) or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Administrative Agent), each Borrower shall pay to such Lender its Appropriate Share of such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than 90 days prior to the date such Lender first notifies the Borrowers of its intention to demand compensation therefor under this Section 8.03(a).

(b)        If any Lender shall have determined that any Change In Law has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such Change In Law (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), each Borrower shall pay to such Lender its Appropriate Share of such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing less than 30 days after the date such Lender first notifies the Borrowers of its intention to demand compensation under this Section 8.03(b).

(c)        Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.  A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d)        The “Appropriate Share” of a Borrower with respect to any amount payable hereunder is the sum of (i) to the extent such amount is properly allocable to Loans and Letters of Credit outstanding hereunder, the portion of such amount properly allocable to the Loans and Letter of Credit outstanding to or for the account of such Borrower, and (ii) to the extent such amount is not properly allocable to Loans and Letters of Credit outstanding hereunder, the

Appropriate Share shall be the product of the Availability Percentage of such Borrower and such amount.

Section 8.04.  Taxes.  (a)  For purposes of this Section 8.04 the following terms have the following meanings:

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable) and any current or future regulations or official interpretations thereof.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by or on account of any obligation of a Borrower pursuant to this Agreement or any Note, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes imposed on its income, net worth or gross receipts and franchise or similar taxes imposed on it by a jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located, (ii) in the case of each Lender, any United States withholding tax imposed on such payments except to the extent that (A) such Lender is subject to United States withholding tax by reason of a U.S. Tax Law Change or (B) in the case of a Lender not listed on the signature pages hereof or a Participant, amounts with respect to such Taxes were payable pursuant to Section 8.04 to such Lender’s assignor or to such Participant’s participating Lender immediately before such Lender or Participant acquired the applicable interest in a Loan or Commitment; (iii) Taxes attributable to such Lender’s or Administrative Agent’s failure to comply with Section 8.04(d) or (e) and (iv) any U.S. Federal withholding Taxes imposed under FATCA.

“Other Taxes” means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

“U.S. Tax Law Change” means with respect to any Lender or Participant the occurrence (x) in the case of each Lender listed on the signature pages hereof, after the date of its execution and delivery of this Agreement and (y) in the case of any other Lender, after the date such Lender shall have become a Lender hereunder, and (z) in the case of each Participant, after the date such Participant became a Participant hereunder, of the adoption of any applicable U.S. federal law, U.S. federal rule or U.S. federal regulation relating to taxation, or any change therein, or the entry into force, modification or revocation of any income tax convention or treaty to which the United States is a party.

(b)        Any and all payments by or any account of any Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes, except as required by applicable law; provided that if any Borrower or the Administrative Agent shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable by such Borrower shall be increased as necessary so that after all required deductions are made (including deductions applicable to additional sums payable under this Section 8.04) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Administrative Agent shall make such deductions, (iii) such Borrower or the Administrative Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) if the withholding agent is the Borrower, such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

(c)        Each Borrower agrees to indemnify each Lender and the Administrative Agent for its Appropriate Share of the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Lender or the Administrative Agent (as the case may be) makes demand therefor.

(d)        Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter as required by law or requested by any Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) with whichever of the following is applicable (including any successor forms prescribed by the Internal Revenue Service):

(i)            in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest hereunder or under any Note, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments hereunder or under any Note, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)           executed originals of IRS Form W-8ECI;

(iii)          in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate reasonably acceptable to the Administrative Agent to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)          to the extent a Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(e)        Any Lender that is organized under the laws of a jurisdiction within the United States shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax.

(f)         If a payment made to a Lender hereunder or under any Note would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)        Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)        If a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(i)         If any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.04, then such Lender will take such action (including changing the jurisdiction of its Applicable Lending Office) as in the good faith judgment of such Lender (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Lender.

(j)         If any Lender or the Administrative Agent receives a refund of any Taxes or Other Taxes for which any Borrower has made a payment under Section 8.04(b) or (c) and such refund was received from the taxing authority which originally imposed such Taxes or Other Taxes, such Lender or the Administrative Agent agrees to reimburse such Borrower to the extent of such refund; provided that nothing contained in this paragraph (j) shall require any Lender or the Administrative Agent to seek any such refund or make available its tax returns (or any other information relating to its taxes which it deems to be confidential).

(k)        Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrowers to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(b) relating to the maintenance of a Participant Register and (iii) any taxes excluded from the definition of Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement or any Note, and any reasonable expenses arising therefrom or with respect thereto.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or under any Note or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).

Section 8.05.  Base Rate Loans Substituted for Affected Euro-Dollar Loans.  If (i) the obligation of any Lender to make or to continue or convert outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Lender has demanded compensation under Section 8.03(a)

with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

(a)        all Loans which would otherwise be made by such Lender as (or continued as or converted to) Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

(b)        after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its Base Rate Loans instead.

If such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Lenders.

Section 8.06.  Substitution of Lender; Termination Option.  If (i) the obligation of any Lender to make or to convert or continue outstanding Loans as or into Euro-Dollar Loans has been suspended pursuant to Section 8.02, (ii) any Lender has demanded compensation under Section 8.03 or 8.04 (including any demand made by a Lender on behalf of a Participant), (iii) any Lender exercises its right not to extend its Commitment Termination Date pursuant to Section 2.01(b), (iv) any Lender becomes a Defaulting Lender, (v) Investment Grade Status ceases to exist as to any Lender or, (vi) for purposes of Section 8.06(a) below only, any Lender becomes a Non-Consenting Lender, then:

(a)        the Company shall have the right, with the assistance of the Administrative Agent (or, if the Administrative Agent is a Defaulting Lender, the Required Lenders), to designate a substitute bank or banks (which may be one or more of the Lenders) mutually satisfactory to the Company and, so long as any such Persons are not Defaulting Lenders, the Administrative Agent, the Swingline Lender and the Issuing Lenders (whose consent shall not be unreasonably withheld or delayed) to purchase for cash, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto, the outstanding Loans of such Lender and assume the Commitment and Letter of Credit Liabilities of such Lender (including any Commitments, Loans and Letter of Credit Liabilities that have been participated), without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the principal amount of all of such Lender’s outstanding Loans and funded Letter of Credit Liabilities plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder and all other amounts payable by the Borrowers to such Lender hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Lender were prepaid in their entirety on the date of consummation of such assignment; and

(b)        if at the time Investment Grade Status exists as to the Borrowers, the Company may elect to terminate this Agreement as to such Lender (including any Commitments, Loans and Letter of Credit Liabilities that have been participated); provided that (i) the Company notifies such Lender through the Administrative Agent (or, if the Administrative Agent is a Defaulting Lender, the Required Lenders) of such election at least three Euro-Dollar Business Days before the effective date of such termination, (ii) the Borrowers repay or prepay the principal amount of all outstanding Loans made by such Lender plus any accrued but unpaid interest thereon and the accrued but unpaid fees in respect of such Lender’s Commitment hereunder plus all other amounts payable by the Borrowers to such Lender hereunder, not later than the effective date of such termination and (iii) if at the effective date of such termination, any Letter of Credit Liabilities or Swingline Loans are outstanding, the conditions specified in Section 3.03 would be satisfied (after giving effect to such termination) were the related Letters of Credit issued or the related Swingline Loans made on such date.  Upon satisfaction of the foregoing conditions, the Commitment of such Lender shall terminate on the effective date specified in such notice, its participation in any outstanding Letters of Credit or Swingline Loans shall terminate on such effective date and the participations of the other Lenders therein shall be redetermined as of such date as if such Letters of Credit had been issued or such Swingline Loans had been made on such date.

ARTICLE 9
MISCELLANEOUS

Section 9.01.  Notices.

(a)        All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, bank wire, facsimile transmission or similar writing) and shall be given to such party:  (x) in the case of any Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers.  Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate answerback or confirmation slip, as the case may be, is received or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent, the Swingline Lender or any Issuing Lender under Article

2 or Article 8 shall not be effective until delivered.  Notices delivered through electronic communications shall be effective as and to the extent provided in subsection (b) below.

(b)        Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent or as otherwise determined by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or any Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Domestic Business Day or Euro-Dollar Business Day, as applicable, for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 9.02.  No Waivers.  No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.03.  Expenses; Indemnification.  (a)  Each Borrower shall pay (i) its Appropriate Share of all reasonable out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of one special counsel for the Administrative Agent, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default with respect to such Borrower hereunder and (ii) if an Event of Default with respect to such Borrower occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

(b)        Each Borrower agrees to indemnify each Agent and each Lender and the respective Related Parties of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, penalties, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of one counsel for all Indemnitees taken as a whole and, in the case of any actual or potential conflict of interest, one additional counsel to each group of affected Indemnitees similarly situated taken as a whole, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder, in each case to the extent of such Borrower’s Appropriate Share; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

(c)        To the fullest extent permitted by applicable law, each Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby.

Section 9.04.  Sharing of Set-offs.  Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by it which is greater than the proportion received by any other Lender in respect of the aggregate amount then due with respect to the Loans and Letter of Credit Liabilities held by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and Letter of Credit Liabilities held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments with respect to the Loans and Letter of Credit Liabilities held by the Lenders shall be shared by the Lenders pro rata; provided that (i) nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness under this Agreement and (ii) this Section is not applicable to Swingline Loans.

Section 9.05.  Amendments and Waivers.  (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Borrower and the

Required Lenders (and, if the rights or duties of any Agent, the Swingline Lender or any Issuing Lender are affected thereby, by such Person); provided that no such amendment or waiver shall (x) unless signed by each adversely affected Lender, (i) increase the Commitment of any Lender or the Maximum Sublimit of any Borrower or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for reimbursement in respect of any Letter of Credit or interest thereon or any fees hereunder or for termination of any Commitment, or (iv) change the provisions of Section 9.04 or of any other provision of this Agreement providing for the ratable application of payments in respect of the Loans and Letter of Credit Liabilities or (y) unless signed by all Lenders, change the definition of Required Lenders or the provisions of this Section 9.05.

(b)        This Agreement may be amended by the Company to remove any other Borrower as a Borrower (a “Removed Borrower”) hereunder subject to: (i) the receipt by the Administrative Agent of prior notice from the Company of such amendment, (ii) repayment in full of all Loans made to such Borrower, (iii) Cash Collateralization of all amounts available for drawing under Letters of Credit issued for the account of such Borrower (or the amendment of such Letter of Credit to provide for the Company as the account party) and (iv) repayment in full of all other amounts owing by such Borrower under this Agreement (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).  Upon the satisfaction of the foregoing conditions the rights and obligations of such Removed Borrower hereunder shall terminate; provided, however, that the obligations of such Removed Borrower under Section 9.03 shall survive such amendment.

Section 9.06.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and each Indemnitee, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

(b)        Any Lender may, with the consent (unless an Event of Default then exists) of the Company (such consent not to be unreasonably withheld or delayed), at any time grant to one or more banks or other institutions (each a “Participant”) participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities; provided that any Lender may, without the consent of any Borrower, at any time grant participating interests in its Commitment or any or all of its Loans and Letter of Credit Liabilities to another Lender, an Approved Fund or an Affiliate of such transferor Lender.  In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Issuing Lenders, the Swingline Lender and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that (A) such Participant agrees to be subject to Section 8.06 as if it were an Assignee under paragraph (c) of this Section 9.06 or as if it were the Lender granting such participation and (B) such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (x) (i), (ii) or (iii) of Section 9.05(a) without the consent of the Participant.  Each Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest, subject to the performance by such Participant of the obligations of a Lender thereunder (it being understood that the documentation required under Section 8.04 shall be delivered by the Participant to the participating Lender and the Participant agrees to be subject to the provisions of Sections 8.04(i), 8.04(j) and 8.06 as if it were an Assignee).  In addition, each Lender that sells a participation agrees, at the Borrower’s request, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 8.06 with respect to any Participant.  An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations hereunder or under any Note (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant (other than for the consent requirements set forth in the first sentence of this Section 9.06(b)) or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations hereunder or under any Note) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)        Any Lender may at any time assign to one or more banks or other financial institutions (each an “Assignee”) other than (x) a Borrower (y) a

Subsidiary or Affiliate of a Borrower or (z) a Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender, all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000 (unless the Company and the Administrative Agent shall otherwise agree)) of all, of its rights and obligations under this Agreement and its Note (if any), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Lender, with (and only with and subject to) the prior written consent of the Swingline Lender, the Issuing Lenders, the Administrative Agent (which shall not be unreasonably withheld or delayed) and, so long as no Event of Default has occurred and is continuing, the Company (which shall not be unreasonably withheld or delayed); provided that unless such assignment is of the entire right, title and interest of the transferor Lender hereunder, after making any such assignment such transferor Lender shall have a Commitment of at least $10,000,000 (unless the Company and the Administrative Agent shall otherwise agree).  Upon execution and delivery of such instrument of assumption and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required by the Assignee, a Note(s) is issued to the Assignee. The Assignee shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrowers and the Administrative Agent any certifications, forms or other documentation in accordance with Section 8.04.  All assignments (other than assignments to Affiliates) shall be subject to a transaction fee established by, and payable by the transferor Lender to, the Administrative Agent for its own account (which shall not exceed $3,500).

(d)        Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note (if any) to a Federal Reserve Bank.  No such assignment shall release the transferor Lender from its obligations hereunder or modify any such obligations.

(e)        No Assignee, Participant or other transferee of any Lender’s rights (including any Applicable Lending Office other than such Lender’s initial Applicable Lending Office) shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

Section 9.07.  Collateral.  Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any “margin stock” (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

Section 9.08.  Confidentiality.  Each Agent and each Lender agrees to keep any information delivered or made available by any Borrower pursuant to this Agreement confidential from anyone other than persons employed or retained by such Lender and its affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender or any Agent, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority or self-regulatory body, (d) which had been publicly disclosed other than as a result of a disclosure by any Agent or any Lender prohibited by this Agreement, (e) in connection with any litigation to which any Agent, any Lender or its subsidiaries or Parent may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to such Lender’s or any Agent’s legal counsel and independent auditors, (h) subject to provisions substantially similar to those contained in this Section 9.08, to any actual or proposed Participant or Assignee, (i) to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, (j) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the loans and (k) with the consent of the Company.

Section 9.09.  Governing Law; Submission to Jurisdiction.  This Agreement and each Note (if any) shall be construed in accordance with and governed by the law of the State of New York.  Each Borrower and each Lender Party hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Borrower and each Lender Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Section 9.10.  Counterparts; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 9.11.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWERS, THE AGENTS, THE ISSUING LENDERS AND THE LENDERS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.12.  USA Patriot Act.  Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

Section 9.13.  Termination of Commitments Under Existing Credit Agreements.

(a)        The Borrowers and each of the Lenders that is also a “Bank” party to the Existing Credit Agreement (which Lenders constitute the “Required Banks” (as defined therein) under the Existing Credit Agreement) agree that the “Commitments” as defined in the Existing Credit Agreement shall be terminated in their entirety on the Initial Effective Date in accordance with the terms thereof.  Each of such Lenders waives any requirement of notice of such termination of the Existing Credit Agreement.

(b)        The Progress Borrowers, Progress Energy, Inc., through its execution of the Progress Energy, Inc. Consent in the form attached as Exhibit I, and each of the Lenders that is also a “Lender” party to any of the Existing Progress Credit Agreements (which Lenders constitute the “Majority Lenders” (as defined in each of the Existing Progress Credit Agreements) agree that the “Commitments” (as defined in each of the Existing Progress Credit Agreements) under each of the Existing Progress Credit Agreements shall be terminated in their entirety on the Second Effective Date in accordance with the terms thereof.  Each of such Lenders waives any requirement of notice of such termination of any Existing Progress Credit Agreement.

(c)        Progress Energy, Inc., through its execution of the Progress Energy, Inc. Consent in the form attached as Exhibit I, and Wells Fargo agree that the Existing Progress Parent LC Facility shall be terminated in its entirety on the Second Effective Date in accordance with the terms thereof.

Section 9.14.  No Fiduciary Duty.  Each Borrower agrees that in connection with all aspects of the Loans and Letters of Credit contemplated by this Agreement and any communications in connection therewith, such Borrower and its Subsidiaries, on the one hand, and the Agents, the Lenders and their respective affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 9.15.  Survival.  Each party’s rights and obligations under Articles 7, 8 and 9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations hereunder or under any Note.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DUKE ENERGY CORPORATION

By:	/s/ M. Allen Carrick
	Name:	M. Allen Carrick
	Title:	Assistant Treasurer
	Address:	550 South Tryon Street Charlotte, NC 28202
	Attention:	Treasurer
	Telecopy number:	980-373-8640
	Taxpayer ID:	20-2777218

DUKE ENERGY CAROLINAS, LLC

By:	/s/ M. Allen Carrick
	Name:	M. Allen Carrick
	Title:	Assistant Treasurer
	Address:	550 South Tryon Street Charlotte, NC 28202
	Attention:	Treasurer
	Telecopy number:	980-373-8640
	Taxpayer ID:	56-0205520

DUKE ENERGY OHIO, INC.

By:	/s/ M. Allen Carrick
	Name:	M. Allen Carrick
	Title:	Assistant Treasurer
	Address:	550 South Tryon Street Charlotte, NC 28202
	Attention:	Treasurer
	Telecopy number:	980-373-8640
	Taxpayer ID:	31-0240030

DUKE ENERGY INDIANA, INC.

By:	/s/ M. Allen Carrick
	Name:	M. Allen Carrick
	Title:	Assistant Treasurer
	Address:	550 South Tryon Street Charlotte, NC 28202
	Attention:	Treasurer
	Telecopy number:	980-373-8640
	Taxpayer ID:	35-0594457

DUKE ENERGY KENTUCKY, INC.

By:	/s/ M. Allen Carrick
	Name:	M. Allen Carrick
	Title:	Assistant Treasurer
	Address:	550 South Tryon Street Charlotte, NC 28202
	Attention:	Treasurer
	Telecopy number:	980-373-8640
	Taxpayer ID:	31-0473080

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Keith Luettel
	Name:	Keith Luettel
	Title:	Vice President
	Address:	MAC N9305-070 90 S 7th St 7th Floor Minneapolis, MN 55402-3903
	Attention:	Keith Luettel

BANK OF AMERICA, N.A., as a Lender and as Co-Syndication Agent

By:	/s/ Patrick Martin
	Name:	Patrick Martin
	Title:	Director

THE ROYAL BANK OF SCOTLAND PLC, as a Lender and as Co-Syndication Agent

By:	/s/ Tyler J. McCarthy
	Name:	Tyler J. McCarthy
	Title:	Director

BANK OF CHINA, NEW YORK BRANCH, as a Lender and as Co-Documentation Agent

By:	/s/ Richard Bradspies
	Name:	Richard Bradspies
	Title:	Deputy General Manager

BARCLAYS BANK PLC, as a Lender and as Co-Documentation Agent

By:	/s/ Ann E. Sutton
	Name:	Ann E. Sutton
	Title:	Director

CITIBANK, N.A., as a Lender and as Co-Documentation Agent

By:	/s/ Maureen P. Maroney
	Name:	Maureen P. Maroney
	Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender and as Co-Documentation Agent

By:	/s/ Alain Dacust
	Name:	Alain Dacust
	Title:	Director

By:	/s/ Rahul Parmar
	Name:	Rahul Parmar
	Title:	Associate

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender and as Co-Documentation Agent

By:	/s/ Xintao Luo
	Name:	Xintao Luo
	Title:	Deputy General Manager

JPMORGAN CHASE BANK, N.A., as a Lender and as Co-Documentation Agent

By:	/s/ Juan Javellana
	Name:	Juan Javellana
	Title:	Executive Director

UBS SECURITIES LLC, as Co-Documentation Agent

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Attorney-in-Fact

UBS STAMFORD BRANCH, as a Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

BNP PARIBAS, as a Lender

By:	/s/ Denis O’Meara
	Name:	Denis O’Meara
	Title:	Managing Director

BNP PARIBAS, as a Lender

By:	/s/ Pasquale Perraglia
	Name:	Pasquale Perraglia
	Title:	Vice President

Deutsche Bank AG New York Branch, as a Lender

By:	/s/ Philippe Sandmeier
	Name:	Philippe Sandmeier
	Title:	Managing Director

By:	/s/ Ross Levitsky
	Name:	Ross Levitsky
	Title:	Managing Director

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Thomas Casey
	Name:	Thomas Casey
	Title:	Authorized Signatory

The Bank of Nova Scotia, as a Lender

By:	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Managing Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:	/s/ Mary Coseo
	Name:	Mary Coseo
	Title:	Vice President

Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as a Lender

By:	/s/ Michael Oka
	Name:	Michael Oka
	Title:	Executive Director

By:	/s/ Michael D’Anna
	Name:	Michael D’Anna
	Title:	Executive Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul J. Pace
	Name:	Paul J. Pace
	Title:	Senior Vice President

Mizuho Corporate Bank, Ltd., as a Lender

By:	/s/ Leon Mo
	Name:	Leon Mo
	Title:	Authorized Signatory

SunTrust Bank, as a Lender

By:	/s/ Andrew Johnson
	Name:	Andrew Johnson
	Title:	Director

The Bank of New York Mellon, as a Lender

By:	/s/ Richard K. Fronapfel, Jr.
	Name:	Richard K. Fronapfel, Jr.
	Title:	Vice President

U.S. Bank National Association, as a Lender

By:	/s/ J. James Kim
	Name:	J. James Kim
	Title:	Vice President

China Merchants Bank Co., Ltd., New York Branch, as a Lender

By:	/s/ Xin Wang
	Name:	Xin Wang
	Title:	Vice President Marketing

By:	/s/ Chengyue Jiao
	Name:	Chengyue Jiao
	Title:	Deputy General Manager

Credit Agricole Corporate and Investment Bank, as a Lender

By:	/s/ David Gurghigian
	Name:	David Gurghigian
	Title:	Managing Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

Fifth Third Bank, as a Lender

By:	/s/ Mary J. Ramsey
	Name:	J. James Kim
	Title:	Vice President

Lloyds TSB Bank plc, as a Lender

By:	/s/ Christian Hammerbeck
	Name:	Christian Hammerbeck
	Title:	Vice President

By:	/s/ Deborah Carlson
	Name:	Deborah Carlson
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jessica L. Fabrizi
	Name:	Jessica L. Fabrizi
	Title:	Assistant Vice President

Sovereign Bank, as a Lender

By:	/s/ Robert D. Lanigan
	Name:	Robert D. Lanigan
	Title:	Senior Vice President

The Northern Trust Company, as a Lender

By:	/s/ John Canty
	Name:	John Canty
	Title:	Senior Vice President

COMMITMENT SCHEDULE

Lender	Initial Commitments	Delayed Additional Commitments	Total Commitments
Wells Fargo Bank, National Association	$203,666,666.66	$101,833,333.34	$305,500,000.00
Bank of America, N.A.	$203,666,666.67	$101,833,333.33	$305,500,000.00
The Royal Bank of Scotland plc	$203,666,666.67	$101,833,333.33	$305,500,000.00
Bank of China, New York Branch	$203,666,666.67	$101,833,333.33	$305,500,000.00
Barclays Bank PLC	$203,666,666.67	$101,833,333.33	$305,500,000.00
Citibank, N.A.	$203,666,666.67	$101,833,333.33	$305,500,000.00
Credit Suisse AG, Cayman Islands Branch	$203,666,666.67	$101,833,333.33	$305,500,000.00
Industrial and Commercial Bank of China Limited, New York Branch	$203,666,666.67	$101,833,333.33	$305,500,000.00
JPMorgan Chase Bank, N.A.	$203,666,666.67	$101,833,333.33	$305,500,000.00
UBS AG, Stamford Branch	$203,666,666.67	$101,833,333.33	$305,500,000.00
BNP Paribas	$160,000,000.00	$80,000,000.00	$240,000,000.00
Deutsche Bank AG New York Branch	$160,000,000.00	$80,000,000.00	$240,000,000.00
Goldman Sachs Bank USA	$160,000,000.00	$80,000,000.00	$240,000,000.00
Morgan Stanley Bank, N.A.	$160,000,000.00	$80,000,000.00	$240,000,000.00
Royal Bank of Canada	$160,000,000.00	$80,000,000.00	$240,000,000.00
The Bank of Nova Scotia	$160,000,000.00	$80,000,000.00	$240,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$160,000,000.00	$80,000,000.00	$240,000,000.00
Banco Bilbao Vizcaya Argentaria S.A.	$90,000,000.00	$45,000,000.00	$135,000,000.00
KeyBank National Associaiton	$90,000,000.00	$45,000,000.00	$135,000,000.00
Mizuho Corporate Bank, Ltd.	$90,000,000.00	$45,000,000.00	$135,000,000.00
SunTrust Bank	$90,000,000.00	$45,000,000.00	$135,000,000.00
The Bank of New York Mellon	$90,000,000.00	$45,000,000.00	$135,000,000.00
U.S. Bank National Association	$90,000,000.00	$45,000,000.00	$135,000,000.00
China Merchants Bank Co., Ltd., New York Branch	$43,333,333.33	$21,666,666.67	$65,000,000.00 65,000,000.00
Credit Agricole Corporate and Investment Bank	$43,333,333.33	$21,666,666.67	$65,000,000.00
Fifth Third Bank	$43,333,333.33	$21,666,666.67	$65,000,000.00
Lloyds TSB Bank plc	$43,333,333.33	$21,666,666.67
PNC Bank, National Association	$43,333,333.33	$21,666,666.67	$65,000,000.00
Sovereign Bank	$43,333,333.33	$21,666,666.67	$65,000,000.00
The Northern Trust Company	$43,333,333.33	$21,666,666.67	$65,000,000.00

Pricing Schedule

Each of “Applicable Margin” and “Facility Fee Rate” means, for any date, the rate set forth below in the applicable row and column corresponding to the credit rating of the applicable Borrower that exists on such date:

(basis points per annum)

Borrower’s Credit Rating	at least A by S&P or A2 by Moody’s	at least A- by S&P or A3 by Moody’s	at least BBB+ by S&P or Baa1 by Moody’s	at least BBB by S&P or Baa2 by Moody’s	less than BBB by S&P and less than Baa2 by Moody’s
Facility Fee Rate	10.0	12.5	17.5	22.5	27.5
Applicable Margin

Euro-Dollar Loans	90.0	100.0	107.5	127.5	147.5

Base Rate Loans	0.0	0.0	7.5	27.5	47.5

Each Borrower must obtain a rating on its outstanding senior unsecured long term debt securities from two leading rating agencies, to include at a minimum either Standard & Poor’s, a division of the McGraw-Hill Companies, together with its successors (“S&P”), or Moody’s Investors Service (“Moody’s”), or if such a credit rating is not available, then a corporate credit rating from S&P or an issuer rating from Moody’s, and formally notify the Administrative Agent of the current ratings.  The Facility Fee Rate and Applicable Margin applicable to each Borrower will be based upon such Borrower’s credit rating.  The ratings in effect for any day are those in effect at the close of business on such day.  A change in credit rating will result in an immediate change in the applicable pricing.  In the case of split ratings from S&P and Moody’s, the rating to be used to determine the applicable pricing will be the higher of the two; provided that if the rating differential is more than one notch, the applicable pricing will be based on a rating one notch lower than the higher of the two.

Schedule I

Existing Progress Letter of Credit

Issued for the Account of	Beneficiary	Amount	Reference Number	Issuing Lender (as of the Initial Effective Date*)	Date Issued	Expiration (as of the Initial Effective Date)
Progress Energy, Inc.	Liberty Mutual Insurance Company	$395,000	F840892	SunTrust	2/27/2002	2/25/2012

Progress Energy, Inc.	Energy Insurance Services, Inc. on behalf of MBP 28 Progress Energy	$500,000	F852386	SunTrust	6/17/2008	4/25/2012
Progress Energy, Inc.	Wells Fargo Bank, N.A. (as successor in interest to Wachovia Bank, N.A.)	$1,444,272	F852387	SunTrust	6/17/2008	4/25/2012
Progress Energy, Inc.	City of Raleigh - Public Works Department	$388,943	F855259	SunTrust	3/22/2011	3/31/2012

Progress Energy, Inc.	Wells Fargo Bank, N.A. (as successor in interest to Wachovia Bank, N.A.) as Trustee for Florida Progress Corporation Benefits Protection Trust Agreement Dated December 2, 1996 and Amended and Restated as of April 21, 1998	$6,400,000	IS0002840	Wells Fargo	9/12/2011	9/12/2012
Progress Energy, Inc.	National Union Fire Insurance Company of Pittsburg, PA, et al.	$9,982,700	F840430	SunTrust	1/22/2003	1/31/2012
Progress Energy, Inc.	Reliance Insurance Co (in Liquidation)	$2,800,000	IS0004076	Wells Fargo	10/13/2011	10/13/2012

Progress Energy, Inc.	City of Raleigh - Public Works Department	$225,000	IS0001685	Wels Fargo	7/20/2011	7/20/2012
Progress Energy, Inc.	City of Raleigh - Public Works Department	$456,789	IS0002852	Wells Fargo	9/12/2010	9/12/2012
Progress Energy, Inc.	Florida Department of Revenue	$100,000	IS0004079	Wells Fargo	10/12/2011	10/12/2012

Progress Energy, Inc.	NC Dept of Health and Human Services - Radiation Protection Section	$1,125,000	IS0004080	Wells Fargo	11/8/2011	11/8/2012
Progress Energy, Inc.	Reliance Insurance Co (in Liquidation)	$1,000,000	F854339	SunTrust	2/23/2000	1/5/2012

* Prior to the Second Effective Date, any Letter of Credit listed above issued by SunTrust will be replaced with a new Letter of Credit issued by an Issuing Lender under the Credit Agreement

2

EXHIBIT A

NOTE

New York, New York

              , 20

For value received, [Duke Energy Corporation., a Delaware corporation] [Duke Energy Carolinas, LLC, a North Carolina limited liability company] [Duke Energy Ohio, Inc., a Ohio corporation] [Duke Energy Indiana, Inc., an Indiana corporation] [Duke Energy Kentucky, Inc., a Kentucky corporation] [Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc., a North Carolina corporation] [Florida Power Corporation d/b/a Progress Energy Florida, Inc., a Florida corporation] (the “Borrower”), promises to pay to  [  ] (the “Lender”) or its registered assigns, for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the date specified in the Credit Agreement.  The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement.  All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wells Fargo Bank, National Association.

All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender, and the Lender, if the Lender so elects in connection with any transfer or enforcement of its Note, may endorse on the schedule attached hereto appropriate notations to evidence the foregoing information with respect to the Loans then outstanding; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This note is one of the Notes referred to in the Credit Agreement dated as of November 18, 2011 among Duke Energy Corporation and the other Borrowers party thereto, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other Agents party thereto (as the same may be amended from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement are used herein with the same meanings.  Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

3

[DUKE ENERGY CORPORATION]

[DUKE ENERGY CAROLINAS, LLC]

[DUKE ENERGY OHIO, INC]

[DUKE ENERGY INDIANA, INC.]

[DUKE ENERGY KENTUCKY, INC.]

[CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.]

[FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.]

By:
Title:

4

Note (cont’d)

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Type of Loan	Amount of Principal Repaid	Maturity Date	Notation Made By

5

EXHIBIT B

OPINION OF INTERNAL COUNSEL OF THE BORROWER

[Effective Date]

To the Lenders and the Administrative Agent
Referred to Below

c/o Wells Fargo Bank, National Association
as Administrative Agent

[   ]

[   ]

[   ]

[   ]

Attn:     [   ]

Ladies and Gentlemen:

I am [title of internal counsel] of [Duke Energy Corporation] [Duke Energy Carolinas, LLC] [Duke Energy Ohio, Inc.] [Duke Energy Indiana, Inc.] [Duke Energy Kentucky, Inc.] (the “Borrower”) and have acted as its counsel in connection with the Credit Agreement (the “Credit Agreement”), dated as of [  ], 2011, among the Borrower, the other Borrowers party thereto, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other Agents party thereto.  Capitalized terms defined in the Credit Agreement are used herein as therein defined.  This opinion letter is being delivered pursuant to Section 3.01(b) of the Credit Agreement.

In such capacity, I or attorneys under my direct supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, I am of the opinion that:

1.             The Borrower is [a Delaware corporation] [a North Carolina limited liability company] [an Ohio corporation] [an Indiana corporation] [a Kentucky corporation], validly existing and in good standing under the laws of [Delaware] [North Carolina] [Ohio] [Indiana] [Kentucky].

2.             The execution, delivery and performance by the Borrower of the Credit Agreement and any Notes are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for [list exceptions], which have been obtained or made, as the case may be, and are in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or, to my knowledge, of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or, to my knowledge, result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries.

3.             The Credit Agreement and any Notes executed and delivered as of the date hereof have been duly executed and delivered by the Borrower.

4.             Except as publicly disclosed prior to the Initial Effective Date, to my knowledge (but without independent investigation), there is no action, suit or proceeding pending or threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, which would be likely to be decided adversely to the Borrower or such Subsidiary and, as a result, to have a material adverse effect upon the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or any Notes.

The phrase “to my knowledge”, as used in the foregoing opinion, refers to my actual knowledge without any independent investigation as to any such matters.

I am a member of the Bar of the State of [Delaware] [North Carolina] [Ohio] [Indiana] [Kentucky] and do not express any opinion herein concerning any law other than the law of the State of [Delaware] [North Carolina] [Ohio] [Indiana] [Kentucky] and the federal law of the United States of America.

The opinions expressed herein are limited to the matters expressly stated herein, and no opinion is to be inferred or may be implied beyond the matters expressly so stated.  This opinion is rendered to you in connection with the above-referenced matter and may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other Person, firm or corporation without my prior written consent, except for Additional Lenders and Assignees.  My opinions expressed herein are as of the date hereof, and I undertake no obligation to advise you of any changes of applicable law or any other matters that may come to my attention after the date hereof that may affect my opinions expressed herein.

Very truly yours,

2

EXHIBIT C

OPINION OF
ROBINSON, BRADSHAW & HINSON, P.A.,
SPECIAL COUNSEL FOR THE BORROWER(1)

[Effective Date]

To the Lenders and the Administrative Agent
Referred to Below

c/o Wells Fargo Bank, National Association
as Administrative Agent

[   ]

[   ]

[   ]

[   ]

Attn:     [   ]

Ladies and Gentlemen:

We have acted as counsel to  [Duke Energy Corporation., a Delaware corporation] [Duke Energy Carolinas, LLC, a North Carolina limited liability company] [Duke Energy Ohio, Inc., a Ohio corporation] [Duke Energy Indiana, Inc., an Indiana corporation] [Duke Energy Kentucky, Inc., a Kentucky corporation] (the “Borrower”), in connection with the Credit Agreement (the “Credit Agreement”), dated as of [   ], 2011, among the Borrower, the other Borrowers party thereto, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other Agents party thereto.  Capitalized terms used herein and not defined shall have the meanings given to them in the Credit Agreement.  This opinion letter is being delivered pursuant to Section 3.01(b) of the Credit Agreement.

In connection with this opinion, we also examined originals, or copies identified to our satisfaction, of such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein.  Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates or other comparable

(1)  To be discussed

documents of public officials and officers or other appropriate representatives of the Borrower.

In rendering the opinions contained herein, we have assumed, among other things, that the Credit Agreement and any Notes to be executed (i) are within the Borrower’s corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) have been duly executed and delivered, (iv) require no action by or in respect of, or filing with, any governmental body, agency of official and (v) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Borrower’s certificate of incorporation or by-laws or any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower.  In addition, we have assumed that the Credit Agreement fully states the agreement between the Borrower and the Lenders with respect to the matters addressed therein, and that the Credit Agreement constitutes a legal, valid and binding obligation of each Lender, enforceable in accordance with its respective terms.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction.  For purposes of our opinions, we have disregarded the choice of law provisions in the Credit Agreement and, instead, have assumed with your permission that the Credit Agreement and the Notes are governed exclusively by the internal, substantive laws and judicial interpretations of the State of North Carolina.  We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to the Borrower, the Loans, or any of them.

Based upon and subject to the foregoing and the further limitations and qualifications hereinafter expressed, it is our opinion that the Credit Agreement constitutes the legal, valid and binding obligation of the Borrower and the Notes, if and when issued, will constitute legal, valid and binding obligations of the Borrower, in each case, enforceable against the Borrower in accordance with its terms.

The opinions expressed above are subject to the following qualifications and limitations:

1.             Enforcement of the Credit Agreement and the Notes is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.

2.             Enforcement of the Credit Agreement and the Notes is subject to the effect of general principles of equity (regardless of whether considered in a

2

proceeding in equity or at law) by which a court with proper jurisdiction may deny rights of specific performance, injunction, self-help, possessory remedies or other remedies.

3.             We do not express any opinion as to the enforceability of any provisions contained in the Credit Agreement or any Note that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion, (iv) require waivers or amendments to be made only in writing, (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, (vi) impose liquidated damages, penalties or forfeiture, or (vii) purport to indemnify a party for its own negligence or willful misconduct.  Indemnification provisions in the Credit Agreement are subject to and may be rendered unenforceable by applicable law or public policy, including applicable securities law.

4.             We do not express any opinion as to the enforceability of any provisions contained in the Credit Agreement or the Notes purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefor, which may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees, including but not limited to North Carolina General Statutes § 6-21.2.

5.             We do not express any opinion as to the enforceability of any provisions contained in the Credit Agreement purporting to waive the right of jury trial.  Under North Carolina General Statutes § 22B-10, a provision for the waiver of the right to a jury trial is unconscionable and unenforceable.

6.             We do not express any opinion as to the enforceability of any provisions contained in the Credit Agreement concerning choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process.

7.             It is likely that North Carolina courts will enforce the provisions of the Credit Agreement providing for interest at a higher rate resulting from a Default or Event of Default (a “Default Rate”) which rate is higher than the rate otherwise stipulated in the Credit Agreement.  The law, however, disfavors penalties, and it is possible that interest at the Default Rate may be held to be an unenforceable penalty, to the extent such rate exceeds the rate applicable prior to a default under the Credit Agreement.  Also, since North Carolina General Statutes § 24-10.1 expressly provides for late charges, it is possible that North Carolina courts, when faced specifically with the issue, might rule that this statutory late charge preempts any other charge (such as default interest) by a bank for delinquent payments.  The only North Carolina case which we have found that addresses this issue is a 1978 Court of Appeals decision, which in our opinion is of limited precedential value, North Carolina National Bank v. Burnette, 38 N.C. App. 120, 247 S.E.2d 648 (1978), rev’d on other grounds, 297

3

N.C. 524, 256 S.E.2d 388 (1979).  While the court in that case did allow interest after default (commencing with the date requested in the complaint) at a rate six percent in excess of pre-default interest, we are unable to determine from the opinion that any question was raised as to this being penal in nature, nor does the court address the possible question of the statutory late charge preempting a default interest surcharge.  Therefore, since the North Carolina Supreme Court has not ruled in a properly presented case raising issues of its possible penal nature and those of North Carolina General Statutes § 24-10.1, we are unwilling to express an unqualified opinion that the Default Rate of interest prescribed in the Credit Agreement is enforceable.

8.             We do not express any opinion as to the enforceability of any provisions contained in the Credit Agreement relating to evidentiary standards or other standards by which the Credit Agreement are to be construed.

This opinion letter is delivered solely for your benefit in connection with the Credit Agreement and, except for any Additional Lender or any Assignee which becomes a Lender pursuant to Section 2.17(b) or Section 9.06(c) of the Credit Agreement, may not be used or relied upon by any other Person or for any other purpose without our prior written consent in each instance.  Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes of applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

4

EXHIBIT D

ASSIGNMENT AND ASSUMPTION AGREEMENT

AGREEMENT dated as of                   , 20     among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), [DUKE ENERGY CORPORATION] and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, this Assignment and Assumption Agreement (the “Agreement”) relates to the Credit Agreement dated as of November 18, 2011 among Duke Energy Corporation and the other Borrowers party thereto, the Assignor and the other Lenders party thereto, as Lenders, the Administrative Agent and the other Agents party thereto (the “Credit Agreement”);

WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers and participate in Letters of Credit in an aggregate principal amount at any time outstanding not to exceed $                    ;(1)

WHEREAS, Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $                     are outstanding at the date hereof;

WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $                     are outstanding at the date hereof; and

WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $                     (the “Assigned Amount”), together with a corresponding portion of its outstanding Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;*

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.           Definitions.  All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

(1) The asterisked provisions shall be appropriately revised in the event of an assignment after the Commitment Termination Date.

SECTION 2.  Assignment.  The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof.  Upon the execution and delivery hereof by the Assignor, the Assignee [, Duke Energy Corporation] [, the Issuing Lenders] and the Administrative Agent, and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.  The assignment provided for herein shall be without recourse to the Assignor.

SECTION 3.  Payments.  As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(2)  It is understood that facility [and Letter of Credit] fees accrued to the date hereof in respect of the Assigned Amount are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee.  Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.

SECTION 4.  Consent to Assignment.  This Agreement is conditioned upon the consent of [Duke Energy Corporation,] [the Swingline Lender,] [the Issuing Lenders] and the Administrative Agent pursuant to Section 9.06(c) of the Credit Agreement.  The execution of this Agreement by [Duke Energy Corporation,] [the Issuing Lenders] and the Administrative Agent is evidence of this consent.  Pursuant to Section 9.06(c) each Borrower agrees to execute and deliver a Note, if required by the Assignee, payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

SECTION 5.  Non-reliance on Assignor.  The Assignor makes no representation or warranty in connection with, and shall have no responsibility

(2) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee.  It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

2

with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note.  The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of each Borrower.

SECTION 6.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8.  Administrative Questionnaire.  Attached is an Administrative Questionnaire duly completed by the Assignee.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

[DUKE ENERGY CORPORATION]

By:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

By:
Title:

4

EXHIBIT E

EXTENSION AGREEMENT

Wells Fargo Bank, National Association, as Administrative
Agent under the Credit Agreement referred to below

[   ]

[   ]

[   ]

[   ]

Attn:     [   ]

Ladies and Gentlemen:

Effective as of [date], the undersigned hereby agrees to extend its Commitment and Commitment Termination Date under the Credit Agreement dated as of November 18, 2011 among Duke Energy Corporation and the other Borrowers party thereto, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other Agents party thereto (the “Credit Agreement”) for one year to [date to which its Commitment Termination Date is to be extended] pursuant to Section 2.01(b) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[NAME OF BANK]

By:
Title:

Agreed and Accepted:

DUKE ENERGY CORPORATION. as Borrower

By:
Title:

DUKE ENERGY CAROLINAS, LLC, as Borrower

By:
Title:

DUKE ENERGY OHIO, INC., as Borrower

By:
Title:

DUKE ENERGY INDIANA, INC., as Borrower

By:
Title:

DUKE ENERGY KENTUCKY, INC., as Borrower

By:
Title:

2

[CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.,] as Borrower

By:
Title:

[FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.,] as Borrower

By:
Title:

3

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Title:

4

EXHIBIT F

NOTICE OF ISSUANCE

Date:

To:	Wells Fargo Bank, National Association, as Administrative Agent , as Issuing Lender

From:         [Duke Energy Corporation] [Duke Energy Carolinas, LLC] [Duke Energy Ohio, Inc.] [Duke Energy Indiana, Inc.] [Duke Energy Kentucky, Inc.] [Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.] [Florida Power Corporation d/b/a Progress Energy Florida, Inc.]

Re:                                                               Credit Agreement dated as of November 18, 2011 (as amended from time to time, the “Credit Agreement”) among Duke Energy Corporation and the other Borrowers party thereto, the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent and the other Agents party thereto

[Duke Energy Corporation] [Duke Energy Carolinas, LLC] [Duke Energy Ohio, Inc.] [Duke Energy Indiana, Inc.] [Duke Energy Kentucky, Inc.] [Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.] [Florida Power Corporation d/b/a Progress Energy Florida, Inc.] hereby gives notice pursuant to Section 2.15(b) of the Credit Agreement that it requests the above-named Issuing Lender to issue on or before                                  a Letter of Credit containing the terms attached hereto as Schedule I (the “Requested Letter of Credit”).

The Requested Letter of Credit will be subject to [UCP 500] [ISP98].

[Duke Energy Corporation] [Duke Energy Carolinas, LLC] [Duke Energy Ohio, Inc.] [Duke Energy Indiana, Inc.] [Duke Energy Kentucky, Inc.] [Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.] [Florida Power Corporation d/b/a Progress Energy Florida, Inc.] hereby represents and warrants to the Issuing Lender, the Administrative Agent and the Lenders that:

(a)                                  immediately after the issuance of the Requested Letter of Credit, (i) the Utilization Limits are not exceeded and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $1,000,000,000;

(b)                                 immediately after the issuance of the Requested Letter of Credit, no Default shall have occurred and be continuing; and

(c)                                  the representations and warranties contained in the Credit Agreement (except the representations and warranties set forth in Section 4.04(c) and Section 4.06 of the Credit Agreement) shall be

5

true on and as of the date of issuance of the Requested Letter of Credit.

[Duke Energy Corporation] [Duke Energy Carolinas, LLC] [Duke Energy Ohio, Inc.] [Duke Energy Indiana, Inc.] [Duke Energy Kentucky, Inc.] [Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.] [Florida Power Corporation d/b/a Progress Energy Florida, Inc.] hereby authorizes the Issuing Lender to issue the Requested Letter of Credit with such variations from the above terms as the Issuing Lender may, in its discretion, determine are necessary and are not materially inconsistent with this Notice of Issuance.  The opening of the Requested Letter of Credit and [Duke Energy Corporation] [Duke Energy Carolinas, LLC] [Duke Energy Ohio, Inc.] [Duke Energy Indiana, Inc.] [Duke Energy Kentucky, Inc.] [Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.] [Florida Power Corporation d/b/a Progress Energy Florida, Inc.]’s responsibilities with respect thereto are subject to [UCP 500] [ISP98] as indicated above and the terms and conditions set forth in the Credit Agreement.

Terms used herein and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

[DUKE ENERGY CORPORATION]

[DUKE ENERGY CAROLINAS, LLC]

[DUKE ENERGY OHIO, INC.]

[DUKE ENERGY INDIANA, INC.]

[DUKE ENERGY KENTUCKY, INC.]

[CAROLINA POWER & LIGHT
COMPANY D/B/A PROGRESS
ENERGY CAROLINAS, INC.,]

[FLORIDA POWER CORPORATION
D/B/A PROGRESS ENERGY
FLORIDA, INC.,]

By:
Title:

6

SCHEDULE I

Application and Agreement for
Irrevocable Standby Letter of Credit

To:                                  (“Lender”)

Please TYPE information in the fields below.  We reserve the right to return illegible applications for clarification.

Date:		The undersigned Applicant hereby requests Lender to issue and transmit by:
☐ Overnight Carrier ☐ Teletransmission ☐ Mail ☐ Other:

Explain:
L/C No.
(Lender Use Only)

an Irrevocable Standby Letter of Credit (the “Credit”) substantially as set forth below. In issuing the Credit, Lender is expressly authorized to make such changes from the terms herein below set forth as it, in its sole discretion, may deem advisable.

Applicant (Full name & address)	Advising Lender (Designate name & address only, if desired)

Beneficiary (Full name & address)	Currency and amount in figures:

Currency and amount in words:

Expiration Date:

Charges: the Lender’s charges are for our account; all other banking charges are to be paid by beneficiary.

Credit to be available for payment against Beneficiary’s draft(s) at sight drawn on Lender or its correspondent at Lender’s option accompanied by the following documents:

☐ Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

☐ Other Documents

☐ Special Conditions (including, if Applicant has a preference, selection of UCP as herein defined or ISP98 as herein defined).

☐ Issue substantially in form of attached specimen. (Specimen must also be signed by applicant.)

Complete only when the Beneficiary (Foreign Lender, or other Financial Institution) is to issue its undertaking based on this Credit.

☐ Request Beneficiary to issue and deliver their (specify type of undertaking)                            in favor of                     for  an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference)        to expire on                 .  (This date must be at least 15 days prior to expiry date indicated above.)  It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of the Applicant of the Credit in connection with the Credit, the Applicant hereby agrees to remain liable under this Application and Agreement in respect of the Credit (even after its stated expiry date) until Lender is released by such bank or entity.

Each Applicant signing below affirms that it has fully read and agrees to this Application.  (Note:  If a bank, trust company, or other financial institution signs as Applicant or joint and several co-Applicant for its customer, or if two Applicants jointly and severally apply, both parties sign below.)  Documents may be forwarded to the Lender by the beneficiary, or the negotiating bank, in one mail.  Lender may forward documents to Applicant’s customhouse broker, or Applicant if specified above, in one mail.  Applicant understands and agrees that this Credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce currently in effect, and in use by Lender (“UCP”) or to the International Standby Practices of the International Chamber of Commerce, Publication 590 or any subsequent version currently in effect and in use by Lender (“ISP98”).

(Print or type name of Applicant)	(Print or type name of Applicant)

(Address)	(Address)

Authorized Signature (Title)	Authorized Signature (Title)

Authorized Signature (Title)	Authorized Signature (Title)

Customer Contact:	Phone:

BANK USE ONLY
NOTE: Application will NOT be processed if this section is not complete.
Approved (Authorized Signature)			Date:

Approved (Print name and title)			City:

Customer SIC Code:	Borrower Default Grade:		Telephone:

Charge DDA#:	Fee:	RC #:	CLAS Bank #:	CLAS Obligor #:

Other (please explain):

2

[EXHIBIT G

APPROVED FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

BENEFICIARY:

LADIES AND GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER                           , IN FAVOR OF [INSERT BENEFICIARY NAME], BY ORDER AND FOR THE ACCOUNT OF [DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.] [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.] [FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.], [ON BEHALF OF [INSERT NAME OF [DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.] [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.] [FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.]’S AFFILIATE OR SUBSIDIARY],] AT SIGHT FOR UP TO                                U.S. DOLLARS (                             UNITED STATES DOLLARS) AGAINST THE FOLLOWING DOCUMENTS:

1)             A BENEFICIARY’S SIGNED CERTIFICATE STATING “[[DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.]/[INSERT NAME OF [DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.] [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.] [FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.]’S AFFILIATE OR SUBSIDIARY]] IS IN DEFAULT UNDER ONE OR MORE AGREEMENTS BETWEEN [[DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.] [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.] [FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.]/[INSERT NAME OF [DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.] [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.] [FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.]’S AFFILIATE OR SUBSIDIARY]] AND [INSERT BENEFICIARY’S NAME].”

OR

2)             A BENEFICIARY’S SIGNED CERTIFICATE STATING “[INSERT BENEFICIARY’S NAME] HAS REQUESTED ALTERNATE SECURITY FROM [[DUKE

3

ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.] [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.] [FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.]/[INSERT NAME OF [DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.]’S AFFILIATE OR SUBSIDIARY]] AND [DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.]/[INSERT NAME OF [DUKE ENERGY CORPORATION] [DUKE ENERGY CAROLINAS, LLC] [DUKE ENERGY OHIO, INC.] [DUKE ENERGY INDIANA, INC.] [DUKE ENERGY KENTUCKY, INC.] [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC.] [FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC.]’S AFFILIATE OR SUBSIDIARY]] HAS NOT PROVIDED ALTERNATE SECURITY ACCEPTABLE TO [INSERT BENEFICIARY’S NAME] AND THIS LETTER OF CREDIT HAS LESS THAN TWENTY DAYS UNTIL EXPIRY.”

AND

3)             A DRAFT STATING THE AMOUNT TO BE DRAWN.

SPECIAL CONDITIONS:

1.             PARTIAL DRAWINGS ARE PERMITTED.

2.             DOCUMENTS MUST BE PRESENTED AT OUR COUNTER NO LATER THAN                   , WHICH IS THE EXPIRY DATE OF THIS STANDBY LETTER OF CREDIT.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT                                                  ON OR BEFORE THE EXPIRY DATE OF THIS CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, 1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.

COMMUNICATIONS WITH RESPECT TO THIS STANDBY LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO US AT                                       , SPECIFICALLY REFERRING TO THE NUMBER OF THIS STANDBY LETTER OF CREDIT.

VERY TRULY YOURS
[ISSUING BANK]]

4

EXHIBIT H

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of         , 2011, is entered into between [CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC., a North Carolina corporation][FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC., a Florida corporation]  (the “New Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (the “Administrative Agent”) under that certain Credit Agreement, dated as of November 18, 2011 among Duke Energy Corporation, Duke Energy Carolinas, LLC, Duke Energy Ohio, Inc., Duke Energy Indiana, Inc. and Duke Energy Kentucky, Inc., as borrowers, the lenders party thereto, the Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”) and the other agents party thereto.  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Borrower and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:

1.             The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Borrower will be deemed to be a Borrower under the Credit Agreement for all purposes of the Credit Agreement and shall have all of the obligations of a Borrower thereunder, as if it had executed the Credit Agreement.  The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement.

2.             The New Borrower represents and warrants that the representations and warranties in Article 4 of the Credit Agreement are true and correct as to it as a Borrower on and as of the date hereof.

3.             The address of the New Borrower for purposes of Section 9.01 of the Credit Agreement is as follows:

4.             This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5

IN WITNESS WHEREOF, the New Borrower has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[CAROLINA POWER & LIGHT COMPANY D/B/A PROGRESS ENERGY CAROLINAS, INC., a North Carolina corporation][FLORIDA POWER CORPORATION D/B/A PROGRESS ENERGY FLORIDA, INC., a Florida corporation]

By:
Name:
Title:

Acknowledged and accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

6

EXHIBIT I

PROGRESS ENERGY, INC. CONSENT

Reference is made to that certain Credit Agreement, dated as of November 18, 2011 among Duke Energy Corporation, as a borrower, the other borrowers party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents party thereto (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.  In connection with the Merger, Progress Energy, Inc., a North Carolina corporation, hereby acknowledges, agrees and confirms that (a) the “Commitments” (as defined in each of the Existing Progress Credit Agreements) under the Existing Progress Parent Credit Agreement shall be terminated in their entirety on the Second Effective Date in accordance with the terms thereof, and (b) the Existing Progress Parent LC Facility shall be terminated in is entirety on the Second Effective Date in accordance with the terms thereof.

This consent shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, Progress Energy, Inc. has caused this consent to be duly executed by its authorized officer as of

PROGRESS ENERGY, INC., a North Carolina corporation

By:
Name:
Title:

7